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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Albireo Pharma, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
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	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
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☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Albireo Pharma, Inc.
10 Post Office Square, Suite 502 South
Boston, MA 02109

April 25, 2019

To Our Stockholders:

        You are cordially invited to attend the 2019 annual meeting of stockholders of Albireo Pharma, Inc. to be held at 8:30 a.m. ET on Friday, June 14, 2019, at our corporate offices located at 10 Post Office Square, Suite 502 South, Boston, MA 02109.

        Details regarding the meeting, the business to be conducted at the meeting, and information about Albireo Pharma, Inc. that you should consider when you vote your shares are described in the accompanying proxy statement.

        At the annual meeting, two persons will be elected to our board of directors. In addition, we will ask stockholders to approve the amendment to the Albireo Pharma, Inc. 2018 Equity Incentive Plan and to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019. The board of directors recommends the approval of each of these proposals. Such other business will be transacted as may properly come before the annual meeting.

        Under Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet, we have elected to deliver our proxy materials to certain of our stockholders over the Internet. This delivery process allows us to provide stockholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On or about May 3, 2019, we intend to begin sending to our stockholders a Notice of Internet Availability of Proxy Materials (the "Notice") containing instructions on how to access our proxy statement for our 2019 annual meeting of stockholders and our 2018 annual report to stockholders. The Notice also provides instructions on how to vote online and how to receive a paper copy of the proxy materials by mail.

        We hope you will be able to attend the annual meeting. Whether you plan to attend the annual meeting or not, it is important that you cast your vote either in person or by proxy. You may vote over the Internet as well as by mail. When you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in the proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting whether or not you can attend.

        Thank you for your continued support of Albireo Pharma, Inc. We look forward to seeing you at the annual meeting.

Sincerely,

Ronald H.W. Cooper President and Chief Executive Officer

Albireo Pharma, Inc.
10 Post Office Square, Suite 502 South
Boston, MA 02109

April 25, 2019

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

TIME:	8:30 a.m. ET
DATE:	Friday, June 14, 2019
PLACE:	10 Post Office Square, Suite 502 South, Boston, MA 02109

        PURPOSES:

  1.
  To elect two Class III directors to serve three-year terms expiring in 2022;

  2.
  To approve the amendment to the Albireo Pharma, Inc. 2018 Equity Incentive Plan;

  3.
  To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and

  4.
  To transact such other business as may be properly presented at the annual meeting or any adjournment or postponement thereof.

        WHO MAY VOTE:

        You may vote if you were the record owner of Albireo Pharma, Inc. common stock at the close of business on April 17, 2019. A list of stockholders of record will be available at the annual meeting and, during the 10 days prior to the annual meeting, at our principal executive offices located at 10 Post Office Square, Suite 502 South, Boston, MA 02109.

        All stockholders are cordially invited to attend the annual meeting. Whether or not you plan to attend the annual meeting, we urge you to vote by following the instructions in the Notice of Internet Availability of Proxy Materials that you previously received and to submit your proxy over the Internet or by mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Jason G. Duncan General Counsel and Secretary

i

ALBIREO PHARMA, INC.
10 Post Office Square, Suite 502 South
Boston, MA 02109

PROXY STATEMENT FOR ALBIREO PHARMA, INC.
2019 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 14, 2019

        This proxy statement, along with the accompanying notice of 2019 annual meeting of stockholders, contains information about the 2019 annual meeting of stockholders of Albireo Pharma, Inc., including any adjournments or postponements of the annual meeting. We are holding the annual meeting at 8:30 a.m., local time, on Friday, June 14, 2019, at our corporate offices located at 10 Post Office Square, Suite 502 South, Boston, MA 02109.

        In this proxy statement, we refer to Albireo Pharma, Inc. and its direct and indirect subsidiaries as "the Company," "we" and "us" and, for periods prior to November 3, 2016, we refer to Albireo Limited or any of its direct and indirect subsidiaries as "Albireo."

        This proxy statement relates to the solicitation of proxies by our board of directors for use at the annual meeting.

        On or about May 3, 2019, we intend to begin sending to our stockholders the Important Notice Regarding the Availability of Proxy Materials containing instructions on how to access this proxy statement and our 2018 annual report to stockholders.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON JUNE 14, 2019

        The notice of 2019 annual meeting of stockholders, this proxy statement, our form of proxy card and our 2018 annual report to stockholders are available for viewing, printing and downloading at http://ir.albireopharma.com/annual-meeting. Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2018, on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the "Financials & Filings" section of the "Media & Investors" section of our website at www.albireopharma.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: Albireo Pharma, Inc., Attn: Investor Relations, 10 Post Office Square, Suite 502 South, Boston, MA 02109. Exhibits will be provided upon written request and payment of an appropriate processing fee.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why is the Company Soliciting My Proxy?

        Our board of directors is soliciting your proxy to vote at the 2019 annual meeting of stockholders to be held at our corporate offices located at 10 Post Office Square, Suite 502 South, Boston, MA 02109 on Friday, June 14, 2019, at 8:30 a.m. ET and any adjournments or postponements of the meeting. We refer to this meeting as the annual meeting. This proxy statement, along with the accompanying Notice of Annual Meeting of Stockholders, summarizes the purposes of the meeting and the information you need to know to vote at the annual meeting.

        We have made available to you on the Internet or have sent you this proxy statement, the Notice of Annual Meeting of Stockholders, the proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 because you owned shares of our common stock on the record date. We intend to commence distribution of the Important Notice Regarding the Availability of Proxy Materials, which we refer to throughout this proxy statement as the Notice, and, if applicable, proxy materials to stockholders on or about May 3, 2019.

Why Did I Receive a Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?

        As permitted by the rules of the SEC, we may furnish our proxy materials to our stockholders by providing access to such documents on the Internet, rather than mailing printed copies of these materials to each stockholder. Most stockholders will not receive printed copies of the proxy materials unless they request them. We believe that this process should expedite stockholders' receipt of proxy materials, lower the costs of the annual meeting and help to conserve natural resources. If you received a Notice by mail or electronically, you will not receive a printed or email copy of the proxy materials unless you request one by following the instructions included in the Notice. Instead, the Notice instructs you as to how you may access and review all of the proxy materials and submit your proxy on the Internet. If you requested a paper copy of the proxy materials, you may authorize the voting of your shares by following the instructions on the proxy card, in addition to the other methods of voting described in this proxy statement.

Who Can Vote?

        Only stockholders who owned our common stock at the close of business on April 17, 2019 are entitled to vote at the annual meeting. On this record date, there were 12,039,305 shares of our common stock outstanding and entitled to vote. Our common stock is our only class of voting stock.

        You do not need to attend the annual meeting to vote your shares. Shares represented by valid proxies, received in time for the annual meeting and not revoked prior to the annual meeting, will be voted at the annual meeting. For instructions on how to change or revoke your proxy, see "May I Change or Revoke My Proxy?" below.

How Many Votes Do I Have?

        Each share of our common stock that you own entitles you to one vote.

How Do I Vote?

        Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via the Internet. You may specify whether your shares should be voted for or withheld for each nominee for director and whether your shares should be voted for, against or abstain with respect to the other proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the board of directors' recommendations as noted below. Voting by proxy will not affect your right to attend the annual meeting. If your shares are registered directly in your name through our stock transfer agent, Continental Stock Transfer & Trust Company, or you have stock certificates registered in your name, you may vote:

  •
  Over the Internet.  Follow the instructions included in the Notice or, if you received printed materials, in the proxy card to vote over the Internet.

  •
  By mail.  If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the board of directors' recommendations as noted below.

  •
  In person at the meeting.  If you attend the meeting, you may deliver a completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

        Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on June 13, 2019.

        If your shares are held in "street name" (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the annual meeting, you should contact your broker or agent to obtain a legal proxy or broker's proxy card and bring it to the annual meeting in order to vote.

How Does the Board of Directors Recommend That I Vote on the Proposals?

        The board of directors recommends that you vote as follows:

  •
  "FOR" the election of the nominees for director;

  •
  "FOR" the approval of the amendment to the Albireo Pharma, Inc. 2018 Equity Incentive Plan;

  •
  "FOR" the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019.

        If any other matter is presented at the annual meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with his best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.

May I Change or Revoke My Proxy?

        If you give us your proxy, you may change or revoke it at any time before the annual meeting. You may change or revoke your proxy in any one of the following ways:

  •
  if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

  •
  by re-voting over the Internet as instructed above;

  •
  by notifying our Corporate Secretary, Jason G. Duncan, in writing before the annual meeting that you have revoked your proxy; or

  •
  by attending the annual meeting in person and voting in person. Attending the annual meeting in person will not in and of itself revoke a previously submitted proxy. You must specifically request at the annual meeting that it be revoked.

        Your most current vote, whether by Internet or proxy card is the one that will be counted.

What if I Receive More Than One Notice or Proxy Card?

        You may receive more than one Notice or proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under "How Do I Vote?" for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Vote?

        If your shares are registered directly in your name through our transfer agent or if you have stock certificates, they will not be counted if you do not vote as described above under "How Do I Vote?" If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares, the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares only on the ratification of the appointment of our independent registered public accounting firm (Proposal 3) without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the annual meeting and in the manner you desire. A "broker nonvote" will occur for any particular matter if your bank, broker or other nominee cannot vote your shares on that matter because it has not received instructions from you and does not have discretionary voting authority on the matter or if your bank, broker or other nominee chooses not to exercise discretionary voting authority that it does have.

        Your bank, broker or other nominee does not have discretionary voting authority on the election of directors. Therefore, if you hold your shares in street name, it is critical that you cast your vote if you want your vote to be counted for the election of directors (Proposal 1). In addition, your bank, broker or other nominee does not have discretionary voting authority on the proposal to approve the amendment to the Albireo Pharma, Inc. 2018 Equity Incentive Plan (Proposal 2). Thus, if you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote in the election of directors or the proposal to approve the amendment to the Albireo Pharma, Inc. 2018 Equity Incentive Plan, no votes will be cast on these proposals on your behalf.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Directors	The two nominees for director who receive the most votes (also known as a "plurality" of the votes cast) will be elected. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of the directors. Brokerage firms do not have authority to vote their customers' unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker nonvote. Such broker nonvotes will have no effect on the results of this vote.
Proposal 2: Approve the Amendment to the Albireo Pharma, Inc. 2018 Equity Incentive Plan
The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the annual meeting is required to approve the amendment to the Albireo Pharma, Inc. 2018 Equity Incentive Plan. Abstentions will have the effect of votes against this proposal. Brokerage firms do not have authority to vote their customers' unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker nonvote. Such broker nonvotes will have no effect on the results of this vote.
Proposal 3: Ratify Appointment of Independent Registered Public Accounting Firm
The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the annual meeting is required to ratify the appointment of our independent registered public accounting firm. Abstentions will have the effect of votes against this proposal. Brokerage firms have authority to vote their customers' unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker nonvotes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2019, the audit committee of our board of directors will reconsider its appointment.

Where Can I Find the Voting Results of the Annual Meeting?

        The preliminary voting results will be announced at the annual meeting, and we will publish preliminary results, or final results if available, in a Current Report on Form 8-K within four business days of the annual meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

What Are the Costs of Soliciting these Proxies?

        We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

        We have engaged The Proxy Advisory Group, LLC to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements, which are not expected to exceed $15,000 in total.

What Constitutes a Quorum for the Annual Meeting?

        In order to hold the meeting, there must be a quorum. For there to be a quorum at the meeting, the holders of a majority of the outstanding shares of common stock entitled to vote at the meeting must be present in person or represented by proxy. Shares represented by stockholders of record who are present in person or represented by proxy at the meeting, including shares that are voted or that abstain on any particular matter and broker nonvotes, will be counted for purposes of determining whether there is a quorum.

Attending the Annual Meeting

        The annual meeting will be held at 8:30 a.m. ET on Friday, June 14, 2019, at our corporate offices located at 10 Post Office Square, Suite 502 South, Boston, MA 02109. You need not attend the annual meeting in order to vote.

Householding of Annual Disclosure Documents

        SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as "householding," benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our annual reports, proxy statements and information statements. The practice of householding does not apply to the Notice. Once you receive notice from your broker or from us that communications to your address will be "householded," the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

        If a broker or other nominee holds your shares and (1) your household received a single set of proxy materials this year, but you would prefer to receive your own copy or you do not wish to participate in householding and would like to receive your own set of our proxy materials in future years or (2) you share an address with another stockholder and together both of you would like to receive only a single set of proxy materials, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

Electronic Delivery of Company Stockholder Communications

        Most stockholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail. You can choose this option and save us the cost of producing and mailing these documents by following the instructions provided on your Notice or proxy card or by following the instructions provided when you vote over the Internet.

Description of the Share Exchange Transaction Completed in November 2016

        On November 3, 2016, Albireo Pharma, Inc. (formerly Biodel Inc.), or the Company, completed a share exchange pursuant to the Amended and Restated Share Exchange Agreement, dated as of July 13, 2016, by and among the Company, Albireo Limited and the holders of shares and notes convertible into shares of Albireo Limited, or the Exchange Agreement. Pursuant to the Exchange Agreement, each holder of Albireo Limited shares or notes convertible into Albireo Limited shares exchanged their shares of Albireo Limited for newly issued shares of the Company's common stock. The share exchange is referred to in this proxy statement as the "Biodel Transaction." As a result of the Biodel Transaction, Albireo Limited became a wholly owned subsidiary of the Company and the business of Albireo Limited became the business of the Company. As used herein, the word "Biodel" refers to the Company prior to the completion of the Biodel Transaction.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the number of shares of our common stock beneficially owned as of April 1, 2019 by (i) each of our directors, director nominees and executive officers named in the Summary Compensation Table on page 21 of this proxy statement, or the named executive officers, (ii) all of our current executive officers and directors as a group, and (iii) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of April 1, 2019 pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders, subject to community property laws, where applicable. Percentage of ownership is based on 12,038,836 shares of common stock outstanding on April 1, 2019. Unless otherwise noted below, the address of each stockholder below is c/o Albireo Pharma, Inc., 10 Post Office Square, Suite 502 South, Boston, Massachusetts 02109.

	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned (%)
5% Stockholders
Perceptive Life Sciences Master Fund Ltd.(1)	1,704,330	14.2%
c/o Perceptive Advisors LLC 51 Astor Place, 10th Floor New York, NY 10003
Muneer A. Satter and his affiliates(2)	832,000	6.9%
c/o Satter Management Co., L.P. 676 North Michigan Avenue, Suite 4000 Chicago, IL 60611
TPG Biotech and related funds(3)	777,096	6.5%
c/o TPG Global, LLC 301 Commerce Street, Suite 3300 Fort Worth, TX 76102
TVM Capital and related funds(4)	621,761	5.2%
c/o TVM Capital Ottostrasse 4 80333 Munich, Germany
ArrowMark Colorado Holdings, LLC(5)	611,992	5.1%
100 Fillmore Street, Suite 325 Denver, Colorado 80206
Named Executive Officers and Directors
Ronald H.W. Cooper(6)	233,275	1.9%
Jan P. Mattsson, Ph.D.(7)	88,842	*
Martha J. Carter(8)	52,344	*
David Chiswell, Ph.D.(9)	62,278	*
Michael Gutch, Ph.D.(10)	6,000	*
Roger A. Jeffs, Ph.D.(11)	1,500	*
Anne Klibanski, M.D.	—	*
Stephanie S. Okey, M.S.	—	*
Davey S. Scoon(12)	10,374	*
All current executive officers and directors as a group (12 persons)(13)	454,613	3.7%

*
Represents beneficial ownership of less than 1% of the shares of common stock.

(1)
Based on the Schedule 13G/A filed by Perceptive Advisors LLC and its affiliates with the SEC on February 14, 2019. Consists of shares of common stock held by Perceptive Life Sciences Master Fund, Ltd., or the Master Fund. Perceptive Advisors LLC, or Perceptive Advisers, serves as the investment manager to the Master Fund and may be deemed to beneficially own the securities directly held by the Master Fund. Joseph Edelman is the managing member of Perceptive Advisors and may be deemed to beneficially own the securities directly held by the Master Fund.

(2)
Based on the Schedule 13G/A filed by Muneer A. Satter and his affiliates with the SEC on February 13, 2019. Consists of (a) 670,707 shares of common stock held by Satter Medical Technology Partners, L.P. for which Mr. Satter has sole voting and dispositive power over all such shares, (b) 73,170 shares of common stock held by Muneer A. Satter Revocable Trust for which

  Mr. Satter serves as trustee and, in such capacity, has sole voting and dispositive power over all such shares, and (c) 88,123 shares of common stock held by various other trusts and other entities for which Mr. Satter serves as trustee, investment advisor or manager and, in such capacity, has sole voting and dispositive power over all such shares.

(3)
Based on the Schedule 13D filed by TPG Group Holdings (SBS) Advisors, Inc. and its affiliates with the SEC on November 14, 2016. Consists of 568,638 shares of common stock held by TPG Biotechnology Partners II, L.P., or TPG Partners II, and 208,458 shares of common stock held by TPG Biotech II Reinvest AIV L.P., or TPG II Reinvest. The general partner of TPG Partners II and TPG II Reinvest is TPG Biotechnology GenPar II, L.P., whose general partner is TPG Biotechnology GenPar II Advisors, LLC, whose sole member is TPG Holdings I, L.P., whose general partner is TPG Holdings I-A, LLC, whose sole member is TPG Group Holdings (SBS), L.P., whose general partner is TPG Group Holdings (SBS) Advisors, Inc. David Bonderman and James G. Coulter are officers and sole shareholders of TPG Group Holdings (SBS) Advisors, Inc. and may therefore be deemed to be the beneficial owners of the shares held by TPG Partners II and TPG II Reinvest. Messrs. Bonderman and Coulter disclaim beneficial ownership of the shares held by TPG Partners II and TPG II Reinvest except to the extent of their pecuniary interest therein, if any.

(4)
Based on the Schedule 13D filed by TVM Life Science Ventures VI L.P. and its affiliates with the SEC on November 14, 2016. Consists of 486,812 shares of common stock held by TVM Life Science Ventures VI GmbH & Co. KG, or TVM VI, and 134,949 shares of common stock held by TVM Life Science Ventures VI L.P., or TVM VI Cayman. As the managing limited partner of TVM VI and TVM VI Cayman, TVM Life Science Ventures Management VI L.P., or TVM VI Management, may be deemed to beneficially own the securities held by TVM VI and TVM VI Cayman. As the members of the investment committee of TVM VI Management, each of Hubert Birner, Stefan Fischer, Alexandra Goll and Helmut Schühsler may also be deemed to beneficially own the securities held by TVM VI and TVM VI Cayman, but disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein, if any.

(5)
Based on the Schedule 13G filed by ArrowMark Colorado Holdings, LLC with the SEC on February 14, 2019.

(6)
Consists of 7,760 shares of common stock held by Mr. Cooper and options to purchase 225,515 shares of common stock exercisable within 60 days of April 1, 2019.

(7)
Consists of 34,214 shares of common stock held by Dr. Mattsson and options to purchase 54,628 shares of common stock exercisable within 60 days of April 1, 2019.

(8)
Consists of options to purchase shares of common stock exercisable within 60 days of April 1, 2019.

(9)
Consists of options to purchase 6,000 shares of common stock exercisable within 60 days of April 1, 2019 held by Dr. Chiswell and 56,278 shares of common stock held by Dr. Chiswell's spouse. Dr. Chiswell disclaims beneficial ownership of the securities held by his spouse.

(10)
Consists of options to purchase shares of common stock exercisable within 60 days of April 1, 2019.

(11)
Consists of options to purchase shares of common stock exercisable within 60 days of April 1, 2019.

(12)
Consists of options to purchase shares of common stock exercisable within 60 days of April 1, 2019.

(13)
Consists of 98,252 shares of common stock and options to purchase 356,361 shares of common stock exercisable within 60 days of April 1, 2019.

 MANAGEMENT AND CORPORATE GOVERNANCE

The Board of Directors

        Our restated certificate of incorporation provides that our business is to be managed by or under the direction of our board of directors. Our board of directors is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term. Our board of directors currently consists of seven members, classified into three classes as follows: (1) David Chiswell, Ph.D. and Davey S. Scoon constitute Class III, with a term ending at the 2019 annual meeting of stockholders; (2) Michael Gutch, Ph.D. and Roger A. Jeffs, Ph.D. constitute Class I, with a term ending at the 2020 annual meeting of stockholders; and (3) Ronald H.W. Cooper, Anne Klibanski, M.D. and Stephanie S. Okey, M.S. constitute Class II, with a term ending at the 2021 annual meeting of stockholders.

        On March 8, 2019, our board of directors accepted the recommendation of the nominating and governance committee and voted to nominate David Chiswell, Ph.D. and Davey S. Scoon for election at the annual meeting for a term of three years to serve until the 2022 annual meeting of stockholders and until their respective successors have been elected and qualified.

        Set forth below are the names of our directors, their ages, their offices in the Company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors, if any, and the names of other public companies in which such persons hold or have held directorships during the past five years, as of April 1, 2019. Additionally, information about the specific experience, qualifications, attributes or skills that led to our board of directors' conclusion at the time of filing of this proxy statement that each person listed below should serve as a director is set forth below:

Name	Age	Position(s) with the Company
Ronald H.W. Cooper	56	President, Chief Executive Officer and Director
David Chiswell, Ph.D.(3)	65	Chairman of the Board of Directors
Michael Gutch, Ph.D.(1)(2)	53	Director
Roger A. Jeffs, Ph.D.(2)(3)	57	Director
Anne Klibanski, M.D.(3)	68	Director
Stephanie S. Okey, M.S.(1)	59	Director
Davey S. Scoon(1)(2)	72	Director

(1)
Member of our audit committee

(2)
Member of our compensation committee

(3)
Member of our nominating and governance committee

        Ronald H.W. Cooper has served as our President and Chief Executive Officer and as a member of our board of directors since November 2016. He served as President and Chief Executive Officer of Albireo Limited from July 2015 until November 2016 and has served as a director of Albireo Limited since September 2015. Prior to joining Albireo, Mr. Cooper worked for over 25 years in successive leadership roles at Bristol-Myers Squibb Company, a global biopharmaceutical company. Most recently, at Bristol-Myers Squibb Company, Mr. Cooper served as President, Europe from May 2010 until November 2015; President, Northern and Central Europe from April 2009 until April 2010; and Senior Vice President and General Manager, EU Markets from January 2008 until March 2009. Previously, Mr. Cooper held multiple senior roles in the U.S. and other countries. Mr. Cooper has served on the board of directors of Genocea Biosciences, Inc., a publicly traded biopharmaceutical company, since June 2016. Mr. Cooper earned his Bachelor's degree in Chemistry and Business Administration from St. Francis Xavier University in Canada.

        Mr. Cooper's qualifications to serve on our board of directors include his extensive executive leadership and experience in the life sciences industry and his knowledge of our business as our President and Chief Executive Officer.

        David Chiswell, Ph.D. has served as the Chairman of our board of directors since November 2016. He has served as the Chairman of Albireo Limited's board of directors since February 2008. In 1990, Dr. Chiswell co-founded Cambridge Antibody Technology (CAT), an early innovator in the development of antibody drugs, where he was responsible for operational management from 1990 to 2002 and was Chief Executive Officer from 1996 to 2002. For his contributions to the British biotech community, Dr. Chiswell was awarded the Order of the British Empire in 2006. Dr. Chiswell earned his Ph.D. in Virology from the University of Glasgow and his B.Sc. in Microbiology from the Queen Mary College University of London. Since 2002, Dr. Chiswell has focused on the development of early stage biotechnology companies, including serving as Chief Executive Officer of Nabriva Therapeutics AG, now a publicly traded biotechnology company, from April 2009 to May 2012, and as a member of its board of directors from 2006 until August 2016. Dr. Chiswell also served as the Chief Executive Officer of Kymab Ltd., a UK-based therapeutic antibody company, from February 2015 to December 2018. Dr. Chiswell was appointed as a Non-Executive Director of Avillion LLP, a drug development company, in March 2019, and as a Non-Executive Chairman of IGEM Therapeutics Ltd., an immuno-oncology company, in April 2019.

        Dr. Chiswell's qualifications to serve on our board of directors include his substantial experience as chief executive officer and director of other biotechnology companies.

        Michael Gutch, Ph.D. has served as a member of our board of directors since November 2016. He served on Albireo Limited's board of directors from October 2015 to November 2016. Since April 2017, Dr. Gutch has served as the Chief Business Officer and Chief Financial Officer of Entasis Therapeutics, a biotechnology company. From January 2014 to March 2017, he served as Executive Director of Corporate Development and Head of Equities at AstraZeneca, a global biopharmaceutical company. Dr. Gutch also served as Managing Director, Medimmune Ventures, the corporate venture capital arm of AstraZeneca from September 2011 to December 2013. Dr. Gutch served as Investment Director, HIG BioVentures of the investment firm HIG Capital from February 2008 to September 2011. Dr. Gutch has previously served as a Director of numerous private biotechnology companies and nonprofit organizations. Dr. Gutch holds an MBA in Finance from Indiana University and a Ph.D. in Molecular Pathology from SUNY Stony Brook. He earned his Bachelor's degrees in Biology and Chemistry from Alfred University.

        Dr. Gutch's qualifications to serve on our board of directors include his experience as a biotechnology company executive and his experience as a venture capital investor in, and director of, several biotechnology companies.

        Roger A. Jeffs, Ph.D. has served as a member of our board of directors since September 2017. He is the co-founder and co-owner of Bull City Select Investments, an investment firm focused on in-licensing and development of early-stage biotechnology assets. Previously, Dr. Jeffs served in various leadership positions for United Therapeutics, a biotechnology company focused in rare diseases, including Co-Chief Executive Officer from January 2015 to June 2016, President from April 2001 to June 2016, Chief Operating Officer from April 2001 to December 2014 and member of the board of directors from June 2002 until June 2016. He also served as a Senior Advisor to United Therapeutics Corporation from June 2016 to December 2017. Prior to United Therapeutics, Dr. Jeffs held positions at Amgen Inc. and Burroughs Wellcome & Company, where he held roles in clinical development. Dr. Jeffs is a member of the board of directors of Axsome Therapeutics, Inc., where he serves as the Lead Director, Axovant Sciences Ltd., Dova Pharmaceuticals, Inc. and Sangamo Therapeutics, Inc. He holds a B.S. in Chemistry from Duke University and Ph.D. in Pharmacology from the University of North Carolina.

        Dr. Jeffs' qualifications to serve on our board of directors include his scientific background and business experience, coupled with his experience as a chief executive officer of a publicly traded biotechnology company.

        Anne Klibanski, M.D. has served as a member of our board of directors since June 2018. Dr. Klibanski has served as Chief Academic Officer of Partners HealthCare since March 2012, where she oversees Partners-wide academic programs in research and education. In February 2019, Dr. Klibanski was named interim President and Chief Executive Officer of Partners HealthCare. Dr. Klibanski has also served as Chief, Neuroendocrine Unit at Massachusetts General Hospital since 1989 and as the Laurie Carrol Guthart Professor of Medicine at Harvard Medical School since 2009. She is a leader in the field of neuroendocrine disorders and pituitary tumors. The author of over 350 papers and chapters, she has received numerous awards, including the Endocrine Society Clinical Investigator Award and the Clinical Endocrinology Trust Medal from the British Endocrine Society and has served as a member of the National Institute of Diabetes and Digestive and Kidney Diseases (NIDDK) Board of Counselors. Dr. Klibanski holds a B.A. from Barnard College and an M.D. from New York University School of Medicine.

        Dr. Klibanski's qualifications to serve on our board of directors include her scientific background and her experience as a senior executive of a major healthcare system and a leading academic scientist, medical researcher and clinician.

        Stephanie S. Okey, M.S. has served as a member of our board of directors since June 2018. For over 25 years, from 1987 until July 2015, Ms. Okey served in various positions of increasing responsibility in the biopharmaceutical industry, first at Genentech, Inc., followed by 19 years at Genyzme, a Sanofi company. Ms. Okey's management experience during her tenure at Genyzme included serving as Senior Vice President, Head of North America, Rare Diseases, and U.S. General Manager, Rare Diseases from August 2012 to July 2015 and as Vice President and General Manager, U.S. Genetic Diseases Business Unit from September 2011 to August 2012. Ms. Okey retired from Genzyme, a Sanofi company, in July 2015. Ms. Okey is currently a member of the board of directors of PTC Therapeutics, Inc., a publicly traded biopharmaceutical company. In addition, she previously served as a member of the board of directors of the California Life Sciences Association from October 2014 to January 2016. Ms. Okey holds a B.S. in Zoology from The Ohio State University and a M.S. in Immunology and Medical Microbiology from Wright State University.

        Ms. Okey's qualifications to serve on our board of directors include her executive leadership experience and her extensive experience in the commercialization of orphan disease products.

        Davey S. Scoon has served as a member of our board of directors since April 2013. Mr. Scoon's business career has included senior executive positions in Finance and Administration across a range of industries including asset management, insurance, retailing and consumer products. His board leadership positions include board chair and audit chair positions in industries including mutual funds, health insurance and life sciences. Mr. Scoon is a member of the board of trustees for Allianz Global Investors and a board member and Audit Chair of AMAG Pharmaceuticals, Inc. Previously he served as the Chairman of the audit committees of NitroMed, Inc., CardioKine, Inc. and Orthofix International N.V., and as the nonexecutive Chairman of Tufts Health Plan. In addition to his board work, Mr. Scoon is an adjunct professor teaching accounting at the University of Wisconsin-Madison. Mr. Scoon is an audit committee financial expert having been a Chief Financial Officer in the manufacturing, financial services and retailing industries. He has an extensive background in risk management, has operated successfully in strictly regulated industries, has been involved in M&A activities throughout his career and has a thorough working knowledge of Sarbanes-Oxley. Mr. Scoon's previous corporate experience includes Chief Administrative and Financial Officer of Tom's of Maine, Inc., Chief Administrative and Financial Officer of Sunlife Financial U.S., Executive Vice President and Chief Operating Officer of Liberty Funds Group of Boston (formerly Colonial

Management) and Certified Public Accountant with Price Waterhouse & Company. Mr. Scoon earned an MBA from Harvard Business School and a BBA in Business Administration from the University of Wisconsin.

        Mr. Scoon's qualifications to serve on our board of directors include his many years serving as a senior executive with public companies, his expertise with finance and administration, and his extensive experience serving on boards of directors.

        There are no family relationships between or among any of our directors or nominees. The principal occupation and employment during the past five years of each of our directors and nominees was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our directors or nominees and any other person or persons pursuant to which he or she is to be selected as a director or nominee.

        There are no legal proceedings to which any of our directors is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or any of our subsidiaries.

Director Independence

        Based upon information requested from and provided by each director concerning their background, employment and affiliations, including family relationships, our board of directors has determined that none of Dr. Chiswell, Dr. Gutch, Dr. Jeffs, Dr. Klibanski, Ms. Okey or Mr. Scoon, representing six out of our seven directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is "independent" as that term is defined under Rule 5605(a)(2) of the Nasdaq Marketplace Rules. Mr. Cooper is employed by the Company and is therefore not independent under Nasdaq Marketplace Rules. In making such determinations, the board of directors considered the relationships that each such nonemployee director has with the Company and all other facts and circumstances the board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each nonemployee director. In addition, our board of directors considered the effect of each of the transactions described in "Certain Relationships and Related Person Transactions" below.

Board of Directors and Committee Meetings

        During the fiscal year ended December 31, 2018, there were seven meetings of the board of directors, four meetings of the audit committee, six meetings of the compensation committee and three meetings of the nominating and governance committee. No director attended fewer than 75% of the total number of meetings of the board of directors and of the committees of the board on which he or she served during his or her tenure during fiscal 2018. Our board of directors has adopted a policy that each member of our board of directors make every effort to attend each annual meeting of our stockholders. All of our directors attended our annual meeting of stockholders held in June 2018.

Committees of the Board of Directors

        Our board of directors has established an audit committee, a compensation committee and a nominating and governance committee. Each committee operates under a charter approved by our board of directors. Copies of each committee's charter are posted on the Media & Investors section of our website, which is located at www.albireopharma.com, under the caption "Corporate Governance." The composition and function of each of these committees are described below.

        Audit Committee.    This committee currently has three members, Mr. Scoon (Chairman), Dr. Gutch and Ms. Okey. Our audit committee's role and responsibilities are set forth in the audit committee's written charter and include the authority to retain and terminate the services of our independent registered public accounting firm. In addition, the audit committee reviews the annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits. All members of the audit committee satisfy the current independence standards promulgated by the Securities and Exchange Commission and by The Nasdaq Stock Market, as such standards apply specifically to members of audit committees. The board of directors has determined that Mr. Scoon is an "audit committee financial expert," as the Securities and Exchange Commission has defined that term in Item 407 of Regulation S-K. Please also see the report of the audit committee set forth elsewhere in this proxy statement.

        Compensation Committee.    This committee currently has three members, Dr. Gutch (Chairman), Dr. Jeffs and Mr. Scoon. Our compensation committee's role and responsibilities are set forth in the compensation committee's written charter and includes reviewing, approving and making recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the board of directors are carried out and that such policies, practices and procedures contribute to our success. Our compensation committee also administers our 2018 Equity Incentive Plan and our 2018 Employee Stock Purchase Plan. Our compensation committee reviews and makes recommendations to the board of directors regarding the compensation of our chief executive officer and other executive officers. Our board of directors and our compensation committee conduct their decision-making process with respect to the compensation of our chief executive officer without the chief executive officer present. Our board of directors has determined that all members of the compensation committee qualify as independent under the definition promulgated by The Nasdaq Stock Market.

        Each year, typically during the first calendar quarter, we evaluate each executive officer's performance for the prior year. In connection with the annual review cycle, Mr. Cooper, our president and chief executive officer, meets with our executive officers to discuss our accomplishments and the individual's performance and contributions during the prior year. Mr. Cooper also evaluates company performance against stated corporate goals. This process leads to a recommendation by Mr. Cooper to the compensation committee with respect to each executive officer as to:

  •
  the achievement of stated corporate goals and individual performance;

  •
  the level of contributions made to the general management and leadership of the Company;

  •
  the appropriateness of salary increases;

  •
  the amount of bonuses to be paid, if any; and whether or not stock option and/or other equity awards should be made.

        These recommendations are reviewed and taken into account by the compensation committee. The compensation committee makes a recommendation regarding executive compensation to the full board of directors, which then approves the compensation of our executive officers. The compensation committee grants stock options and/or other equity awards to our executive officers.

        Our compensation committee engaged Pay Governance, LLC ("Pay Governance"), an independent compensation consultant, beginning in June 2018 to assist the committee in fulfilling its responsibilities under its charter with respect to employee compensation, including peer group development, benchmarking, development of compensation philosophy, advising on executive and director compensation and compensation program design and market practices generally, harmonization of executive employment agreements, and evaluation of the proposed increase in the number of shares reserved under the 2018 Equity Incentive Plan. The compensation committee has the sole authority to approve the terms of the engagement of Pay Governance. Prior to engaging Pay Governance, our compensation committee had engaged Radford, part of Aon Hewitt ("Radford"), an independent compensation consultant, until April 2018. Although our board of directors and compensation committee consider the advice and recommendations of Pay Governance or any other independent compensation consultant that our compensation committee may engage as to our executive or director compensation, our board of directors and compensation committee ultimately make their own decisions about these matters.

        Except for a modest amount of compensation benchmarking for nonexecutive position services provided by Pay Governance to us, Pay Governance did not provide any services to us or our compensation committee other than as described above in connection with our executive and director compensation for 2019, although we may engage Pay Governance or another consultant to provide services for us in connection with executive and director compensation in the future. The compensation committee has assessed the independence of Pay Governance pursuant to SEC rules and concluded that Pay Governance's work for the compensation committee does not raise any conflict of interest.

        Nominating and Governance Committee.    Our nominating and governance committee has three members, Dr. Chiswell (Chairman), Dr. Jeffs and Dr. Klibanski. The nominating and governance committee's role and responsibilities are set forth in the nominating and governance committee's written charter and include evaluating and making recommendations to the full board of directors as to the composition, organization and governance of the board of directors and its committees, evaluating and making recommendations as to potential candidates, and evaluating current board members' performance. All members of the nominating and governance committee qualify as independent under the definition promulgated by The Nasdaq Stock Market.

        If a stockholder wishes to nominate a candidate for director who is not to be included in our proxy statement, it must follow the procedures described in our amended and restated bylaws, the "Procedures for Stockholders Submitting Nominating Recommendations" appended to our nominating and governance committee charter, and in "Stockholder Proposals and Nominations for Director" at the end of this proxy statement.

        In addition, under our current corporate governance policies, the nominating and governance committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third-party search firms or other appropriate sources. For all potential candidates, the nominating and governance committee may consider all factors it deems relevant, such as a candidate's personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the biotechnology industry, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the board of directors, and concern for the long-term interests of the stockholders. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to propose a candidate for consideration as a nominee by the nominating and governance committee under our corporate governance policies, it should submit recommendations for consideration in writing, addressed to the nominating and governance committee, care of our Corporate Secretary, at our principal offices. Submissions must be made by mail, courier or personal delivery; e-mailed submissions will not be considered. A nominating recommendation must be accompanied by the following information concerning each recommending stockholder:

  •
  the name and address, including telephone number, of the recommending stockholder;

  •
  the number of our shares owned by the recommending stockholder and the time period for which such shares have been held;

  •
  if the recommending stockholder is not a stockholder of record, a statement from the record holder of the shares (usually a broker or bank) verifying the holdings of the stockholder and a statement from the recommending stockholder of the length of time that the shares have been held. Alternatively, the stockholder may furnish a current Schedule 13D, Schedule 13G, Form 3, Form 4 or Form 5 filed with the SEC reflecting the holdings of the stockholder, together with a statement of the length of time that the shares have been held; and

  •
  a statement from the stockholder as to whether the stockholder has a good faith intention to continue to hold the reported shares through the date of our next annual meeting of stockholders.

        A nominating recommendation must be accompanied by the following information concerning the proposed nominee:

  •
  the information required by Item 401 of Regulation S-K (generally providing for disclosure of the name, address, and business experience for the past five years of the proposed nominee, as well as information regarding certain types of legal proceedings within the past ten years involving the nominee);

  •
  the information required by Item 403 of Regulation S-K (generally providing for disclosure regarding the proposed nominee's ownership of our securities);

  •
  the information required by Item 404 of Regulation S-K (generally providing for disclosure of transactions between the Company and the proposed nominee valued in excess of $120,000 and certain other types of business relationships with us);

  •
  all relationships between the proposed nominee and the recommending stockholder, and any agreements or understandings regarding the nomination, including those between the recommending stockholder and the nominee; and

  •
  all relationships between the proposed nominee and any of our competitors, customers, suppliers, labor unions or other persons with special interests regarding the Company.

        The recommending stockholder must also furnish a statement supporting its view that the proposed nominee possesses the minimum qualifications prescribed by the committee for nominees, and briefly describing the contributions that the nominee would be expected to make to the board and to the governance of the Company. The recommending stockholder must state whether, in the view of the stockholder, the nominee, if elected, would represent all stockholders and not serve for the purpose of advancing or favoring any particular stockholder or other constituency of the Company.

        The nominating recommendation must be accompanied by the written consent of the proposed nominee to: (a) be considered by the committee and interviewed if the committee chooses to do so in its discretion, and (b) if nominated and elected, to serve as a director of the Company. The recommending stockholder must furnish the proposed nominee's contact information for this purpose.

        If a recommendation is submitted by an affiliated group of two or more stockholders, the information regarding recommending stockholders set forth above must be submitted with respect to each stockholder in the group.

        The nominating and governance committee considers issues of diversity among its members in identifying and considering nominees for director, and will strive where appropriate to achieve a diverse balance of backgrounds, perspectives and experiences on the board of directors and its committees.

Board Leadership Structure and Role on Risk Oversight

        The positions of our chairman of the board and chief executive officer are separate. Separating these positions allows our chief executive officer to focus on our day-to-day business, while allowing the chairman of the board to lead the board of directors in its fundamental roles of setting a company's overall strategy and providing advice to and independent oversight of management. Our board of directors recognizes the time, effort and energy that the chief executive officer must devote to his position in the current business environment, as well as the commitment required to serve as our chairman, particularly as the board of directors' oversight responsibilities continue to grow. Our board of directors also believes that this structure ensures a greater role for the independent directors in the oversight of the company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our board of directors. Our board of directors believes its administration of its risk oversight function has not affected its leadership structure.

        Although our bylaws do not require the chairman and chief executive officer positions to be separate, our board of directors believes that having separate positions is the appropriate leadership structure for the Company at this time and demonstrates our commitment to good corporate governance.

        Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. Our board of directors is actively involved in oversight of risks that could affect the Company. This oversight is conducted primarily by our full board of directors, which has responsibility for general oversight of risks. For example, in determining whether and under what circumstances we will engage in financing transactions or enter into licensing, collaboration or similar arrangements, the board of directors is involved in our management of risks related to our financial condition or of the risks inherent in drug development and commercialization.

        As part of its oversight, our board of directors receives reports by each committee chair regarding the committee's considerations and actions. In particular, the audit committee is responsible for discussing the adequacy of our risk management activities with management and our independent registered public accounting firm. The audit committee's primary emphasis is financial risk, including our internal control over financial reporting, and it also oversees our management of exposure to certain financial risks through its periodic review of our investment policy and the allocation of our investment portfolio. In addition, the compensation committee is responsible for considering whether our compensation programs and practices are reasonably likely to have a material adverse effect on us.

        At each of its meetings, the board of directors receives business updates from various members of management. These updates may identify matters that have emerged within that member of management's scope of responsibility that involve operational, financial, legal or regulatory risks and, in these cases, the board of directors provides guidance to management. Our board of directors believes that full and open communication between management and the board of directors is essential for effective risk management and oversight.

Stockholder Communications to the Board

        Generally, stockholders who have questions or concerns should contact Hans Vitzthum, LifeSci Advisors LLC, at 212-915-2568. However, any stockholders who wish to address questions regarding our business directly with the board of directors, or any individual director, should direct his or her questions in writing to the Chairman of the Board of Directors at Albireo Pharma, Inc., Attention: Chairman of the Board, 10 Post Office Square, Suite 502 South, Boston, Massachusetts 02109. Communications will be distributed to the board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the board of directors may be excluded, such as junk mail and mass mailings, resumes and other forms of job inquiries, surveys and solicitations or advertisements. In addition, any material that is hostile, threatening, or illegal in nature may be excluded, in which case it will be made available to any outside director upon request.

Executive Officers

        The following table sets forth certain information regarding our executive officers who are not also directors as of April 1, 2019. We have employment agreements with all of our executive officers and all of our executive officers are at-will employees.

Name	Age	Position(s) with the Company
Jan P. Mattsson, Ph.D.	54	Chief Scientific Officer
Simon N.R. Harford	58	Chief Financial Officer and Treasurer
Patrick T. Horn, M.D., Ph.D.	64	Chief Medical Officer
Martha J. Carter	66	Chief Regulatory Officer
Pamela Stephenson	51	Chief Commercial Officer
Jason G. Duncan	45	General Counsel and Secretary

        Jan P. Mattsson, Ph.D. has served as our Chief Scientific Officer since January 2019 and previously served as our Chief Operating Officer from November 2016 until January 2019. Dr. Mattsson is a co-founder of Albireo and has served as Chief Operating Officer of Albireo AB since February 2010, as Managing Director of Albireo AB since March 2008, as a director of Albireo AB since May 2008 and as Managing Director and a director of Elobix AB since November 2013. Previously, he served as Vice President of Operations of Albireo AB from February 2008 to February 2010, as Chief Operating Officer of Albireo Limited from February 2010 until November 2016 and as a director of Albireo Limited from February 2008 to April 2015. Prior to co-founding Albireo, Dr. Mattsson served as Associate Director at AstraZeneca. Dr. Mattsson holds a Bachelor's degree in Chemistry and a Ph.D. in Biochemistry from University of Gothenburg.

        Simon N.R. Harford has served as our Chief Financial Officer and Treasurer since October 2018. Mr. Harford previously served as Senior Vice President and Chief Financial Officer at PAREXEL International Corporation, a global clinical research organization, from May 2017 to October 2018. Prior to that, he served in several leadership roles at GlaxoSmithKline plc, a global healthcare company ("GSK"), including serving as Senior Vice President, Finance, Global Pharmaceuticals from March 2015 to April 2017, Senior Vice President, Finance, Europe and Emerging Markets from March 2014 to February 2015, and Senior Vice President, Finance, Emerging Markets from June 2009 to February 2014. Prior to joining GSK, Mr. Harford served as Group Vice President and Controller for Avon Products, Inc., a beauty products company. Additionally, he spent two decades with Eli Lilly and Company, a pharmaceutical company, in various international leadership roles, including as Vice President and Controller. Mr. Harford received an MBA from the University of Virginia's Darden Graduate School of Business.

        Patrick T. Horn, M.D., Ph.D. has served as our Chief Medical Officer since August 2018. He previously served as Senior Vice President, Medical and Clinical Development at Orphan Technologies Ltd., a biopharmaceutical company, from January 2018 to July 2018. Prior to that, he served as Chief Medical Officer at Tetraphase Pharmaceuticals, Inc., a biopharmaceutical company, from January 2011 to December 2017. Prior to that, he served as Vice President, Clinical & Medical Affairs at Dyax Corporation, a biopharmaceutical company, from September 2007 to December 2010. Previously, Dr. Horn served in various positions at Abbott Laboratories, a pharmaceutical company, from 2001 to 2006, most recently serving as Medical Director, Head of Clinical Pharmacology. Dr. Horn received a B.S. in Chemistry from the University of Illinois, a Ph.D. in the Pharmacological and Physiological Sciences from the University of Chicago and an M.D. from the University of Chicago, Pritzker School of Medicine.

        Martha J. Carter has served as our Chief Regulatory Officer since November 2016. She previously served as Chief Regulatory Officer and Senior Vice President of Aegerion Pharmaceuticals, Inc. (a publicly held biopharmaceutical company) from February 2011 to July 2016. From January 2011 to

February 2011, Ms. Carter served as Senior Vice President and Chief Regulatory Officer at Proteon Therapeutics, Inc. (a privately held biopharmaceutical company), and from September 2006 to December 2010, she served as Senior Vice President, Regulatory Affairs and Quality Assurance, at Proteon. From September 2002 to April 2006, Ms. Carter was Senior Vice President, Regulatory Affairs, for Trine Pharmaceuticals. Prior to joining Trine, Ms. Carter was Vice President, Regulatory Affairs for GelTex Pharmaceuticals, Inc. and served in regulatory affairs roles at Genetics Institute, ImmuLogic Pharmaceutical Corporation and Serono Laboratories. Ms. Carter holds a B.A. from Northeastern University.

        Pamela Stephenson has served as our Chief Commercial Officer since March 2019. She previously served as Vice President at Vertex Pharmaceuticals Incorporated, a publicly traded biopharmaceutical company, from July 2008 to March 2019, where she was responsible for leading the global market access and pricing strategy for Vertex's current and future products and where she oversaw the Health Economics & Outcomes Research and the Global Pricing & Market Access teams and was a member of the Commercial Leadership Team that guides the global commercial strategy for Vertex. Previously, Ms. Stephenson served as Vice President of Cystic Fibrosis Marketing and Patient Services at Vertex, where she led the U.S. launch of Orkambi® (lumacaftor/ivacaftor). She also led the launch of Vertex's first commercial product, Incivek® (telaprevir) for Hepatitis C. The Incivek team received the Prix Galien Award for Best Pharmaceutical Product in 2012. Prior to Vertex, Pamela was with Pfizer for 10 years in roles of increasing strategic importance, and led marketing efforts for brands such as Viagra® (sildenafil citrate) and Aromasin® (exemestane). Ms. Stephenson also serves on the board of directors of Zynerba Pharmaceuticals, Inc., a publicly traded biopharmaceutical company. She has a B.A. from Brown University and an MPH from Boston University School of Public Health.

        Jason G. Duncan has served as our General Counsel and Secretary since June 2018. He previously served as General Counsel at Stallergenes Greer Holdings, Inc. from August 2015 to June 2018, where he oversaw all legal activities for the allergy immunotherapy company's Americas business. Previously, from May 2014 to August 2015, Mr. Duncan was Vice President, Head of Compliance and Legal for Sobi, Inc., a global biopharmaceutical company focused on rare inflammatory and genetic diseases. At Sobi, Mr. Duncan was responsible for all legal and compliance matters for the company's North American affiliates, and served on the leadership team. Prior to Sobi, from October 2011 to July 2014, Mr. Duncan held roles of increasing responsibility at EMD Serono, Inc., culminating in his position as Associate General Counsel for Neurology and Discovery.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Summary Compensation Table

        The following table shows the total compensation paid or accrued during the fiscal years ended December 31, 2018 and December 31, 2017 to (1) the individuals who served as our chief executive officer during the fiscal year ended December 31, 2018, (2) our two next most highly compensated executive officers who earned more than $100,000 during the fiscal year ended December 31, 2018 and were serving as executive officers as of such date, and (3) any individual who would otherwise be included in (2) above but for the fact that such individual was not serving as an executive officer of ours as of December 31, 2018. These executive officers are referred to as our "named executive officers" in this proxy statement.

        This Executive Officer and Director Compensation section contains certain conversions of Swedish Krona amounts paid to or received by Dr. Mattsson into U.S. dollars, which are based on an average exchange rate for 2018 of $0.111607 per SEK.

Name and Principal Position	Year	Salary	Bonus		Option Awards(3)	Nonequity Incentive Plan Compensation	All Other Compensation(4)	Total
Ronald H.W. Cooper	2018	$530,000			$2,719,446	$352,450	$16,738	$3,618,634
President and Chief Executive Officer	2017	$460,000			$1,706,932	$299,000	$10,800	$2,476,732
Jan P. Mattsson, Ph.D.(1)	2018	$279,016			$879,013	$129,882	$116,369	$1,404,280
Chief Scientific Officer
Martha J. Carter	2018	$372,750	$16,122	(2)	$659,260	$173,515	$21,828	$1,243,475
Chief Regulatory Officer	2017	$355,000			$475,989	$161,525	$10,800	$1,003,314

(1)
Dr. Mattsson was not a named executive officer for the year ended December 31, 2017.

(2)
Represents a discretionary bonus paid to Ms. Carter.

(3)
The respective amounts in the "Option Awards" column represent the aggregate grant date fair value of option awards granted in the applicable fiscal year. Grant date fair value is calculated in accordance with Accounting Standards Codification ("ASC") Topic 718 ("ASC 718") issued by the Financial Accounting Standards Board. For the assumptions relating to valuations of equity awards made to our named executive officers, see Note 10 to our audited financial statements, which are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with the SEC on March 6, 2019.

(4)
For 2017, the amounts in the "All Other Compensation" column include 401(k) matching contributions. For 2018, the amounts in the "All Other Compensation" column include, for Mr. Cooper, payment for accrued vacation, 401(k) matching contributions ($11,000) and life insurance premiums; for Dr. Mattsson, payment for accrued vacation ($23,309), payments to money purchase plans to provide pension, retirement or similar benefits for Dr. Mattsson ($83,708) and use of a company car ($9,352), each of which is customary in Sweden; and for Ms. Carter, payment for accrued vacation, 401(k) matching contributions ($11,000) and life insurance premiums.

Narrative Disclosure to Summary Compensation Table

Base Salary

        Base salaries of our named executive officers (other than our chief executive officer) are reviewed annually and recommended to our compensation committee by our chief executive officer, and the base salary for each named executive officer is recommended by our compensation committee and approved by our board of directors. Adjustments to base salaries are based on the scope of a named executive officer's responsibilities, individual contribution, experience and performance. Decisions regarding salary increases may consider the named executive officer's current salary, equity ownership and the amounts paid to individuals in comparable positions at our company and at our peer companies.

        Mr. Cooper joined Albireo Limited as President and Chief Executive Officer effective July 2015, and his employment agreement provided for an initial base salary of $400,000. Ms. Carter joined the Company as Chief Regulatory Officer in November 2016, and her employment agreement provided for an initial base salary of $355,000.

        On January 23, 2017, our board of directors, acting upon the recommendation of our compensation committee, approved an increase in the annual base salary of Mr. Cooper from $400,000 to $460,000 and Jan P. Mattsson, Ph.D. from 1,870,428 SEK to 2,000,004 SEK (approximately $219,000 based on the SEK:USD exchange rate on January 1, 2017), effective as of January 1, 2017.

        On February 9, 2018, our board of directors, acting upon the recommendation of our compensation committee, approved an increase in the annual base salary of Mr. Cooper from $460,000 to $530,000, Dr. Mattsson from 2,000,004 SEK to 2,499,996 SEK and Ms. Carter from $355,000 to $372,750, effective as of January 1, 2018.

Annual Equity Incentive Plan Awards

        Our executive officers are eligible for an annual cash incentive bonus at the discretion of our board of directors, which receives a recommendation from our compensation committee. In considering whether to award annual bonuses and the amounts, our board of directors and compensation committee consider:

  •
  each executive officer's target bonus as a percentage of base salary, which (where applicable) is subject to a minimum percentage specified in the executive officer's employment agreement; and

  •
  our achievement of predefined corporate performance objectives and, in some cases, individual performance and other corporate accomplishments during the applicable fiscal year.

For 2018, in determining our achievement level for performance objectives, our board of directors and compensation committee considered the following bonus payouts: for performance that: (i) meets expectations, 90%-105%; (ii) exceeds expectations, 105%-125%; (iii) significantly exceeds expectations, 125%-200%; (iv) partially meets expectations, 50%-90%; or (v) fails to meet expectations, 0%.

        On February 9, 2018, our board of directors, acting upon the recommendation of our compensation committee, approved the payment of annual cash incentive bonus awards for 2017 to our executive officers based on an achievement level of 130%. The achievement level, which was determined giving consideration to our having achieved concurrence on the primary endpoint for our planned pivotal trial of A4250, completed extensive clinical site feasibility analysis, addressed clinical supply, and completed both a public offering of common stock in May 2017 and a successful disposition of certain legacy Biodel assets later in the year, reflected a payout of the A4250-related objective at the 90% level and a payout of the balance sheet-related objective at the 170% level. As a result, Mr. Cooper was awarded an annual cash incentive bonus of $299,000, Dr. Mattsson was awarded an annual cash incentive bonus of $109,200 and Ms. Carter was awarded an annual cash incentive bonus of $161,525.

        On February 9, 2018, our board of directors established the corporate performance objectives for our annual cash incentive program for 2018. The objectives related to progress in the development of our lead product candidate, A4250, which was weighted 60%, to the strengthening of our balance sheet to increase our cash runway, which was weighted 25% and to the advance of our pipeline, which was weighted 15%. On January 22, 2019, our board of directors, acting upon the recommendation of our compensation committee, approved the payment of annual cash incentive bonuses for 2018 to our executive officers based on an achievement level of 133%. This achievement level was based on (i) site activation and progress of our pivotal trial of A4250 in PFIC; (ii) our securing additional capital in 2018 to extend our expected cash runway into 2021 and (iii) the advancement of our pipeline toward the expected initiation of our planned pivotal trial for A4250 in biliary atresia and our Phase 2 trial for elobixibat in nonalcoholic steatohepatitis, or NASH. As a result, Mr. Cooper was awarded an annual cash incentive bonus of $352,450, Dr. Mattsson was awarded an annual cash incentive bonus of $129,882 and Ms. Carter was awarded an annual cash incentive bonus of $173,515.

Stock Options

        In January 2017 and August 2017, our board of directors granted the following stock options to our named executive officers:

  •
  Mr. Cooper, options to purchase 55,000 shares of common stock and 60,000 shares of common stock, respectively; and

  •
  each of Dr. Mattsson and Ms. Carter, options to purchase 20,000 shares of common stock and 13,000 shares of common stock, respectively.

        In June 2018, our board of directors granted the following stock options to our named executive officers:

  •
  Mr. Cooper, options to purchase 123,750 shares of common stock;

  •
  Dr. Mattsson, options to purchase 40,000 shares of common stock; and

  •
  Ms. Carter, options to purchase 30,000 shares of common stock.

Pension, Retirement and Similar Benefits

        We sponsor a defined contribution 401(k) plan covering all full-time employees in the United States. Participants may elect to contribute their annual pre-tax earnings up to the federally allowed maximum limits. We make a matching contribution of 100% on the first 4% of contributions made by participants. For the fiscal year ended December 31, 2018, we made matching contributions to the 401(k) plan in the amounts of $11,000 for Mr. Cooper and $11,000 for Ms. Carter. In addition, for the fiscal year ended December 31, 2018, we made payments of $83,708 to money purchase plans to provide pension, retirement or similar benefits to Dr. Mattsson.

2019 Changes to the Compensation of our Named Executive Officers

2019 Base Salaries

        On January 22, 2019, our board of directors, acting upon the recommendation of our compensation committee, approved an increase in the annual base salary of Mr. Cooper from $530,000 to $551,000; Dr. Mattsson from SEK 2,499,996 to SEK 2,749,996; and Ms. Carter from $372,750 to $387,660. Each of these base salary increases was effective as of January 1, 2019.

2019 Nonequity Incentive Plan Compensation

        On January 22, 2019, our board of directors, acting upon the recommendation of our compensation committee, established corporate performance objectives for our annual cash incentive program for 2019. These objectives related to progress in the development of our lead product candidate, A4250, which was weighted 60%, to the strengthening of our financial management and controls, which was weighted 15%, and to the advance of our pipeline, which was weighted 25%.

Employment Agreements

Ronald H.W. Cooper

        Ronald H.W. Cooper has served as our President and Chief Executive Officer and as a member of our board of directors since November 2016. He previously served as President and Chief Executive

Officer of Albireo Limited from July 2015 until November 2016 and has served as a director of Albireo Limited since September 2015. Mr. Cooper entered into an employment agreement with Albireo, Inc. in July 2015. We entered into an amended and restated employment agreement, effective as of March 6, 2019, with Mr. Cooper, which provides for a base salary of $551,000 per year, that he is eligible to participate in an annual bonus plan provided by the Company, and that his annual target bonus opportunity is 50% of his base salary, with the actual amount of the bonus, if any, to be determined by our board of directors or compensation committee. Mr. Cooper is also eligible to participate in our employee benefit plans from time to time in effect for similarly-situated employees of the Company, which may include short-term disability, long-term disability and 401(k) retirement savings plans, and to reimbursement of business expenses.

        In July 2015, Albireo also entered into a letter agreement with Mr. Cooper indicating our intent to grant to Mr. Cooper certain stock options. Subsequently in April 2016, following adoption of the Albireo Limited Share Option Plan, or the 2016 Option Plan, Albireo's board of directors granted to Mr. Cooper options to purchase (1) 2,220,050 ordinary A shares that vest with respect to 25% of the shares on July 1, 2016 and with respect to the remaining shares in equal amounts monthly thereafter until July 1, 2019, (2) 277,506 ordinary A shares that would vest immediately prior to an initial public offering of Albireo that exceeds a specified valuation and raises a specified minimum amount (the "Public Company Condition"), and (3) 277,506 ordinary A shares that vest upon the date Albireo files a drug approval application for its product candidate A4250 for any orphan indication, if such filing occurs by a specified date (the "Filing Condition"). These options were replaced by an option to purchase an aggregate 194,225 shares of our common stock in conjunction with the Biodel Transaction and the Public Company Condition was deemed to have been met. Subsequently, in April 2017, the board of directors approved a change to the specified date for the Filing Condition to June 10, 2020 (during the five-year period commencing June 11, 2015).

        If we terminate Mr. Cooper's employment without cause or if Mr. Cooper terminates his employment for good reason, he will be entitled to the following, subject to obtaining from him a general release of claims (the "Cooper Severance Benefits"): (i) severance payments for 12 months at his then-current base salary, (ii) an amount equal to his then-current target bonus, payable over 12 months, (iii) a pro-rated annual bonus for the fiscal year in which the termination occurs, and (iv) payment for 12 months of the portion of the healthcare premiums that we paid prior to his termination if he elects and remains eligible for Consolidated Omnibus Budget Reconciliation Act ("COBRA") (or mini-COBRA) health benefits; provided that if such termination occurs within 12 months following a change of control, his severance payments will be for 18 months at his then-current base salary, the amount equal to his then-current target bonus will be payable over 18 months, and the payment of healthcare premiums will be for 18 months. He will also be entitled to receive any base salary earned but not paid through the termination date, any business expenses incurred but unreimbursed on the termination date, and any annual bonus earned but not paid for the fiscal year preceding the fiscal year in which the termination occurs (the "Cooper Final Compensation"). In addition, all outstanding equity awards held by Mr. Cooper will become fully vested if we terminate Mr. Cooper's employment without cause or if Mr. Cooper terminates his employment for good reason within 12 months following a change of control. If Mr. Cooper's employment is terminated due to his disability, death or for cause, he or his estate will be entitled to receive the Cooper Final Compensation and, except in the case of a termination of his employment for cause, a pro-rated annual bonus for the fiscal year in which the termination occurs. If Mr. Cooper terminates his employment without good reason, he will be entitled to the Cooper Final Compensation (other than reimbursement of expenses).

        Mr. Cooper is subject to confidentiality and protection of intellectual property provisions as well as to noncompetition and nonsolicitation provisions during his employment with us and the 12 months thereafter. Unless we waive Mr. Cooper's noncompetition obligations (which are effective following the termination of his employment only to the extent we terminate Mr. Cooper's employment for restricted cause or Mr. Cooper terminates his employment for any reason), we will pay Mr. Cooper a noncompetition payment equal to 50% of his then-current base salary, reduced by any Cooper Severance Benefits that Mr. Cooper is eligible to receive from us, subject to obtaining from him a general release of claims.

Jan P. Mattsson, Ph.D.

        Jan P. Mattsson, Ph.D. has served as our Chief Scientific Officer since January 2019 and previously served as our Chief Operating Officer from November 2016 until January 2019. Dr. Mattsson is a co-founder of Albireo and has served as Chief Operating Officer of Albireo AB since February 2010, as Managing Director of Albireo AB since March 2008, as a director Albireo AB since May 2008 and as Managing Director and a director of Elobix AB since November 2013. Previously, he served as Vice President of Operations of Albireo AB from February 2008 to February 2010, as Chief Operating Officer of Albireo Limited from February 2010 until November 2016 and as a director of Albireo Limited from February 2008 to April 2015. Albireo AB entered into an employment agreement with Dr. Mattsson in February 2008, which was amended and restated in March 2019. Dr. Mattsson's amended and restated employment agreement provides for a base salary of SEK 2,749,996 per year, subject to our annual review in accordance with the applicable collective bargaining agreement and company policy applicable from time to time. Dr. Mattsson's employment agreement also provides that he is eligible to participate in an annual bonus plan provided by the Company, and that his annual target bonus opportunity is 35% of his base salary, with the actual amount of the bonus, if any, to be determined by our board of directors or compensation committee. Dr. Mattsson is also eligible to receive grants under the 2018 Plan, and any subsequent equity plan, with the amount of future grants, if any, to be determined by our board of directors or compensation committee. Dr. Mattsson is also entitled to receive a car allowance of SEK 5,883 per month. The agreement also provides that Dr. Mattsson is entitled to participate in our insurance and pension benefit plans and is entitled to occupational group life insurance, industrial (occupational) injury insurance, travel insurance, business expense reimbursement and paid vacation and sick time.

        Dr. Mattsson's employment expires upon his retirement by the end of the month prior to his 65th birthday and is subject to the terms and conditions set out in a separate collective bargaining agreement applicable from time to time. Dr. Mattsson or we may terminate the employment agreement subject to six months' notice. If we terminate Dr. Mattsson's employment, or if Dr. Mattsson terminates his employment for good reason, he will be entitled to severance pay equal to six times his then-current monthly salary and six times the monthly proportion of his then-current annual target bonus, payable over six months. If Dr. Mattsson's employment is terminated within 12 months following a change of control by the Company, or by Dr. Mattsson for good reason, his severance payments will be equal to nine times his then-current monthly salary and nine times the monthly proportion of his then-current annual target bonus, payable over nine months. In addition, all outstanding equity awards held by Dr. Mattsson will become fully vested if we terminate Dr. Mattsson's employment, or if Dr. Mattsson terminates his employment for good reason, within 12 months following a change of control. Our obligation to provide Dr. Mattsson with severance payments is subject to obtaining from Dr. Mattsson a general release of claims.

        Dr. Mattsson is subject to confidentiality and protection of intellectual property provisions as well as to noncompetition and nonsolicitation provisions during his employment with the Company and the six months thereafter. Following the termination of his employment, unless we release Dr. Mattsson's noncompetition obligations, we will pay Dr. Mattsson per month a noncompetition payment equal to the difference between Dr. Mattsson's average monthly remuneration (both fixed and variable) paid by us during the 12 months preceding the termination of his employment and the lower salary Dr. Mattsson earns, or reasonably could have earned from any new employment or proceeds of any business activity; provided that the noncompetition payment will not exceed 60% of such average monthly remuneration described above during the noncompetition period. Dr. Mattsson will not be entitled to a noncompetition payment during any period for which Dr. Mattsson receives severance pay from us or if his employment expires due to his retirement or if the Company terminates his employment for material breach by Dr. Mattsson of his employment agreement.

Martha J. Carter

        Martha J. Carter has served as our Chief Regulatory Officer since November 2016. We entered into an employment agreement with Ms. Carter in November 2016, which was amended and restated in March 2019. The amended and restated employment agreement provides for a base salary of $387,660 per year, that she is eligible to participate in an annual bonus plan provided by the Company, and that her annual target bonus opportunity is 35% of her base salary, with the actual amount of the bonus, if any, to be determined by our board of directors or compensation committee. Ms. Carter's annual base salary and target bonus opportunity are subject to adjustment upward, but not downward, from time to time by our board of directors in its sole discretion. Ms. Carter is also eligible to participate in our employee benefit plans from time to time in effect for similarly-situated employees of the Company, which may include short-term disability, long-term disability and 401(k) retirement savings plans, and to reimbursement of business expenses.

        If we terminate Ms. Carter's employment without cause or if Ms. Carter terminates her employment for good reason, she will be entitled to the following, subject to obtaining from her a general release of claims (the "Carter Severance Benefits"): (i) severance payments for 12 months at her then-current base salary, (ii) an amount equal to her then-current target bonus, payable over 12 months, and (iii) payment for 12 months of the portion of the healthcare premiums that we paid prior to her termination if she elects and remains eligible for COBRA (or mini-COBRA) health benefits (or, if she is not eligible for COBRA (or mini-COBRA), the portion of the healthcare premiums we paid for similarly situated executives); provided that if such termination occurs within 12 months following a change of control, her severance payments will be for 15 months at her then-current base salary, the amount equal to her then-current target bonus will be payable over 15 months, and the payment of healthcare premiums will be for 15 months. She will also be entitled to receive any base salary earned but not paid through the termination date, any business expenses incurred but unreimbursed on the termination date, and any annual bonus earned but not paid for the fiscal year preceding the fiscal year in which the termination occurs (the "Carter Final Compensation"). In addition, all outstanding equity awards held by Ms. Carter will become fully vested if we terminate Ms. Carter's employment without cause or if Ms. Carter terminates her employment for good reason within 12 months following a change of control; provided that any outstanding equity awards held by Ms. Carter that were granted prior to January 1, 2019 will become fully vested upon a change of control. If Ms. Carter's employment is terminated due to her disability, death or for cause, she or her estate will be entitled to receive the Carter Final Compensation. If Ms. Carter terminates her employment without good reason, she will be entitled to the Carter Final Compensation (other than reimbursement of expenses).

        Ms. Carter is subject to confidentiality and protection of intellectual property provisions as well as to noncompetition and nonsolicitation provisions during her employment with the Company and the 12 months thereafter. Unless we waive Ms. Carter's noncompetition obligations (which are effective following the termination of her employment only to the extent we terminate Ms. Carter's employment for restricted cause or Ms. Carter terminates her employment for any reason), we will pay Ms. Carter a noncompetition payment equal to 50% of her then-current base salary, reduced by any Carter Severance Benefits that Ms. Carter is eligible to receive from us, subject to obtaining from her a general release of claims.

Outstanding Equity Awards at 2018 Fiscal Year-End

        The following table shows grants of stock options outstanding as of December 31, 2018, including both awards subject to performance conditions and time-based awards, held by each of our named executive officers.

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date
Ronald H.W. Cooper	132,721	22,660	(1)	—		1.00	4/14/2026
	19,422	—		—		1.00	4/14/2026
	—	—		19,422	(2)	1.00	4/14/2026
	27,500	27,500	(3)			19.19	1/19/2027
	22,500	37,500	(4)			24.48	8/20/2027
	—	123,750	(5)			30.68	6/7/2028
Jan P. Mattsson, Ph.D.	33,594	4,917	(1)	—		1.00	3/18/2021
	10,000	10,000	(3)			19.19	1/19/2027
	4,875	8,125	(4)			24.48	8/20/2027
		40,000	(5)			30.68	6/7/2028
Martha J. Carter	31,473	31,474	(6)	—		$29.76	11/27/2026
	10,000	10,000	(3)	—		$19.19	1/19/2027
	4,875	8,125	(4)	—		$24.48	8/20/2027
	—	30,000	(5)	—		$30.68	6/7/2028

(1)
Vested and became exercisable as to 33.33% of the shares on November 3, 2016, with the remainder vesting and becoming exercisable in 32 equal installments on the first day of each calendar month beginning with December 1, 2016 and ending July 1, 2019.

(2)
Vests and becomes exercisable on the date we file a drug approval application for our product candidate A4250 for any orphan indication, if such filing occurs prior by June 10, 2020 (during the five-year period commencing June 11, 2015).

(3)
Vests and becomes exercisable in 16 equal installments on the last day of each calendar quarter beginning with March 31, 2017 and ending December 31, 2020.

(4)
Vests and becomes exercisable in 16 equal installments on the last day of each calendar quarter beginning with September 30, 2017 and ending June 30, 2021.

(5)
Vests and becomes exercisable as to 25% of the shares on June 7, 2019 with the remainder vesting and becoming exercisable in 12 equal installments on the 7th day of each calendar quarter beginning with September 7, 2019 and ending on June 7, 2022.

(6)
Vested and became exercisable as to 25% of the shares on November 28, 2017 with the remainder vesting and becoming exercisable in 12 equal installments on the last day of each calendar quarter beginning with March 31, 2018 and ending on December 31, 2020.

Director Compensation

        The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2018 to each of our current directors, other than Mr. Cooper, who does not receive compensation for his service as a director.

Name	Fees Earned or Paid in Cash ($)	Option Awards(1) ($)	Total ($)
David Chiswell, Ph.D.	67,500	127,584	195,084
Michael Gutch, Ph.D.	57,500	127,584	185,084
Roger A. Jeffs, Ph.D.	44,612	270,423	315,035
Anne Klibanski, M.D.	21,823	371,025	392,848
Stephanie S. Okey, M.S.	23,935	371,025	394,960
Davey S. Scoon	54,224	127,584	181,808
Julia R. Brown(2)	20,203	—	20,203
Heather Preston, M.D.(3)	—	—	—

(1)
The respective amounts in the "Option Awards" column represent the aggregate grant date fair value of option awards granted in the applicable fiscal year. Grant date fair value is calculated in accordance with ASC 718 issued by the Financial Accounting Standards Board. For the assumptions relating to these valuations, see Note 10 to our audited financial statements, which are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with the SEC on March 6, 2019. The following table shows the aggregate number of stock options held by each of our nonemployee directors as of December 31, 2018.

Name	Aggregate Number of Shares Subject to Stock Options
David Chiswell, Ph.D.	13,000
Michael Gutch, Ph.D.	13,000
Roger A. Jeffs, Ph.D.	16,500
Anne Klibanski, M.D.	16,500
Stephanie S. Okey, M.S.	16,500
Davey S. Scoon	17,374
(2)
Ms. Brown served as a director until June 8, 2018.

(3)
Dr. Preston served as a director until June 8, 2018.

Director Compensation Policy

        Our current nonemployee director compensation policy provides for the annual payment of: $35,000 to each of our nonemployee directors, or $65,000 in the case of the chair; $7,500 to each member of our audit committee, or $15,000 in the case of the chair; $7,500 to each member of our compensation committee, or $15,000 in the case of the chair; and $3,750 to each member of our nominating and governance committee, or $7,500 in the case of the chair; in each case quarterly in arrears and together with reimbursement of reasonable expenses incurred to attend meetings.

        Our current nonemployee director compensation policy also provides for a nonqualified stock option exercisable for 5,500 shares of common stock to be granted each year on the fifth business day after our annual meeting of stockholders or, if none, on the first business day of the third fiscal quarter. The annual stock options have a 10-year term and vest on the earlier of the one year from the grant date or the day prior to the annual meeting for the next fiscal year that begins following the date of grant, subject to continued service on the board of directors on the vesting date. In addition, each new nonemployee director receives under the policy a nonqualified stock option grant exercisable for 11,000 shares of common stock on the date of his or her first election or appointment. The initial stock option has a 10-year term and vests in equal annual installments over three years from the date of grant, to in any case be fully vested on the day prior to the annual meeting for the third fiscal year that begins following the date of grant, subject to continued service on the board of directors on the applicable vesting dates.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides certain aggregate information with respect to all of our equity compensation plans in effect as of December 31, 2018.

Plan Category	Number of securities to be issued upon the exercise of outstanding options, warrants and rights		Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	1,215,004	(1)	$21.38	874,084	(2)
Equity compensation plans not approved by security holders	159,500	(3)	$29.85	0
Total	1,374,504		$22.36	874,084

(1)
Represents 431,250 shares of common stock underlying outstanding stock options granted under the 2018 Equity Incentive Plan, or the 2018 Plan, 464,594 shares of common stock underlying outstanding stock options granted under the 2016 Equity Incentive Plan, or the 2016 Plan, and 319,160 shares of common stock underlying outstanding stock options granted under Biodel's 2004 Stock Incentive Plan, 2005 Non-Employee Directors' Stock Option Plan and 2010 Stock Incentive Plan, or the 2010 Plan, as of December 31, 2018.

(2)
Shares reserved under the 2018 Plan as of December 31, 2018. Does not include up to an additional 1,376,797 shares available for issuance under the 2018 Plan as of December 31, 2018 if awards outstanding under the 2016 Plan, the 2017 Inducement Equity Incentive Plan, or the 2017 Inducement Plan, or the 2010 Plan are cancelled, forfeited or expire.

(3)
Represents 117,000 shares of common stock underlying outstanding stock options granted under the 2017 Inducement Equity Incentive Plan, or the 2017 Inducement Plan as of December 31, 2018, and 37,500 shares of common stock underlying outstanding stock options, or the Harford Inducement Options, and 5,000 shares of common stock subject to restricted stock units, or the Harford Inducement RSUs, granted to Simon N. R. Harford, our Chief Financial Officer and Treasurer pursuant to his employment agreement with us as an inducement material to Mr. Harford's acceptance of his employment.

 REPORT OF AUDIT COMMITTEE

        The audit committee of the board of directors, which consists entirely of directors who meet the independence and experience requirements of The Nasdaq Stock Market, has furnished the following report:

        The audit committee assists the board of directors in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee's role and responsibilities are set forth in our charter adopted by the board of directors, which is available on our website at www.albireopharma.com under the caption "Corporate Governance." This committee reviews and reassesses our charter annually and recommends any changes to the board of directors for approval. The audit committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of Ernst & Young LLP, our independent registered public accounting firm. In fulfilling its responsibilities related to the financial statements for the fiscal year ended December 31, 2018, the audit committee took the following actions:

  •
  Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2018 with management and Ernst & Young LLP;

  •
  Discussed with Ernst & Young LLP the matters required to be discussed in accordance with Auditing Standard No. 16- Communications with Audit Committees; and

  •
  Received written disclosures and the letter from Ernst & Young LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP's communications with the audit committee and the audit committee further discussed with Ernst & Young LLP their independence. The audit committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

        Based on the audit committee's review of the audited financial statements and discussions with management and Ernst & Young LLP, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for filing with the SEC.

Members of the Audit Committee
Davey S. Scoon, Chair Michael Gutch, Ph.D. Stephanie S. Okey, M.S.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

        To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations regarding the filing of required reports, we believe that all Section 16(a) filing requirements applicable to our directors, executive officers and greater-than-ten-percent beneficial owners with respect to fiscal 2018 were met.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

        In addition to the director and executive officer compensation arrangements discussed above in "Executive Officer and Director Compensation," since January 1, 2017, we have engaged in the following transactions in which the amount involved exceeded the lesser of $120,000 or one percent of the average of our total assets at December 31, 2018 and 2017, and in which any director, executive officer or holder of more than 5% of our voting securities, whom we refer to as our principal stockholders, or affiliates or immediate family members of our directors, executive officers and principal stockholders, had or will have a direct or indirect material interest. We believe that all of these transactions were on terms as favorable as could have been obtained from unrelated third parties.

        As used in this "Certain Relationships and Related Person Transactions" section, the word "Albireo" refers to Albireo Limited and its direct and indirect subsidiaries, individually and collectively, prior to the completion of the Biodel Transaction.

Participation in Our Public Offerings

        On May 30, 2017, we completed an underwritten public offering of 2,530,000 shares of our common stock, which included the full exercise of the underwriters' option to purchase 330,000 shares to cover overallotments, at a price to the public of $20.50 per share. We received net proceeds from this offering of approximately $48.5 million, after deducting underwriting discounts, commissions and offering expenses. We believe that affiliates of Perceptive Advisors LLC purchased an aggregate of 845,000 shares of common stock in our public offering at the public offering price of $20.50 per share for an aggregate purchase price of approximately $17.3 million.

        On January 29, 2018, we completed an underwritten public offering of 2,265,500 shares of our common stock, which included the full exercise of the underwriters' option to purchase 295,500 shares to cover overallotments, at a price to the public of $33.00 per share. We received net proceeds from this offering of approximately $69.9 million, after deducting underwriting discounts, commissions and offering expenses. We believe that affiliates of Perceptive Advisors LLC purchased an aggregate of 275,000 shares of common stock in our public offering at the public offering price of $33.00 per share for an aggregate purchase price of approximately $9.1 million.

Sales under the At-the-Marketing Offering Sales Agreement

        On October 13, 2017, we entered into an at-the-market offering program Sales Agreement with Cowen and Company, LLC, or Cowen, relating to the sale of shares of our common stock having an aggregate offering price of up to $50.0 million from time to time through Cowen, acting as our agent. On February 9, 2018, we completed the sale of an aggregate of 728,862 shares of our common stock pursuant to the sales agreement and received proceeds, net of offering expenses, of approximately

$24.2 million. We believe that these shares were purchased by certain of our current or former principal stockholders as follows:

Name of Purchaser	Number of Shares of Common Stock Purchased	Aggregate Purchase Price ($)
Entities affiliated with Fidelity Investments	619,533	$21,064,122
Perceptive Life Sciences Master Fund Ltd.	109,329	$3,717,186

Director and Officer Indemnification and Insurance

        We have entered into indemnification agreements with each of our directors and executive officers. Pursuant to the indemnification agreements, we have agreed to indemnify and hold harmless these directors and officers to the fullest extent permitted by the Delaware General Corporation Law. The agreements generally cover expenses that a director or officer incurs or amounts that a director or officer becomes obligated to pay in connection with any proceeding in any way connected with, resulting from or relating to his or her service as a current or former director, officer, employee or agent of the Company or any direct or indirect subsidiary of the Company. The agreements also provide for the advancement of expenses to the directors and officers subject to specified conditions. There are certain exceptions to our obligation to indemnify the directors and officers, including with respect to "short-swing" profit claims under Section 16(b) of the Exchange Act; with respect to conduct by him or her that is established to be knowingly fraudulent or deliberately dishonest or constituted willful misconduct; and, with certain exceptions, with respect to proceedings that he or she initiates.

        In addition, the Exchange Agreement provides that, for a period of six years following the completion of the Biodel Transaction, we are to indemnify and hold harmless each person who was at any time prior to the completion of the Biodel Transaction, a director or officer of Albireo Limited, Biodel or any of their respective subsidiaries against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys' fees and disbursements, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that such indemnified person is or was a director or officer of Albireo Limited, Biodel or any of their respective subsidiaries, whether asserted or claimed prior to, at or after the completion of the Biodel Transaction, to the fullest extent permitted under applicable law and the organizational documents of Albireo Limited, Biodel or any of their respective subsidiaries, as applicable. Each indemnified person will be entitled, to the fullest extent permitted under applicable law and the organization documents of Albireo Limited, Biodel or any of their respective subsidiaries, as applicable, to advancement of expenses incurred in the defense of any such claim, action, suit, proceeding or investigation from each of Albireo Limited, Biodel or any of their respective subsidiaries, as applicable, jointly and severally, upon receipt by Biodel or Albireo Limited from the indemnified person of a request for such advancement of expenses. However, any person to whom expenses are advanced must provide an undertaking, to the extent then required by applicable law, to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

        We have obtained insurance policies under which our directors and officers are insured, within the limits and subject to the limitations of those policies, against certain expenses in connection with the defense of, and certain liabilities that might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been directors or officers. In addition, in accordance with the Exchange Agreement, we procured officers' liability insurance policy covering the individuals who served as our directors and officers prior to the completion of the Biodel Transaction for acts, errors, omissions, facts or events occurring on or before the completion of the Biodel Transaction.

Policy for Approval of Related Person Transactions

        Pursuant to its charter, our audit committee is responsible for reviewing and approving, prior to our entry into any such transaction, all transactions reportable by us under Item 404 of Regulation S-K in which we are a participant and in which any parties related to us, including our executive officers, our directors, beneficial owners of more than 5% of our securities, immediate family members of the foregoing persons and any other persons whom our board of directors determines may be considered related persons under Item 404 of Regulation S-K, has or is expected to have a direct or indirect material interest.

        In reviewing and approving such transactions, the audit committee will obtain, or will direct our management to obtain on its behalf, all information that the committee believes to be relevant and important to a review of the transaction prior to its approval. Following receipt of the necessary information, a discussion will be held of the relevant factors if deemed to be necessary by the committee prior to approval. If a discussion is not deemed to be necessary, approval may be given by written consent of the committee. This approval authority may also be delegated to the chair of the audit committee in some circumstances. No related person transaction will be entered into prior to the completion of these procedures.

        The audit committee or its chair, as the case may be, will approve only those related person transactions that are determined to be in, or not inconsistent with, the best interests of us and our stockholders, taking into account all available facts and circumstances as the committee or the chair determines in good faith to be necessary in accordance with principles of Delaware law generally applicable to directors of a Delaware corporation. These facts and circumstances will typically include, but not be limited to, the benefits of the transaction to us; the impact on a director's independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms of comparable transactions that would be available to unrelated third parties or to employees generally. No member of the audit committee will participate in any review, consideration or approval of any related person transaction with respect to which the member or any of his or her immediate family members has an interest.

PROPOSAL 1:

ELECTION OF TWO CLASS II DIRECTORS TO HOLD OFFICE UNTIL THE
2022 ANNUAL MEETING

        On March 8, 2019, our board of directors, acting upon the recommendation of our nominating and governance committee, nominated David Chiswell, Ph.D. and Davey S. Scoon for election at the annual meeting. The board of directors currently consists of seven members, classified into three classes as follows: (1) David Chiswell, Ph.D. and Davey S. Scoon constitute Class III, with a term ending at the 2019 annual meeting of stockholders; (2) Michael Gutch, Ph.D. and Roger A. Jeffs, Ph.D. constitute Class I, with a term ending at the 2020 annual meeting of stockholders; and (3) Ronald H.W. Cooper, Anne Klibanski, M.D. and Stephanie S. Okey, M.S. constitute Class II, with a term ending at the 2021 annual meeting of stockholders.

        At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

        The board of directors has voted to nominate David Chiswell, Ph.D. and Davey S. Scoon for election at the annual meeting for a term of three years to serve until the 2022 annual meeting of stockholders and until their respective successors are elected and qualified. The terms of the Class I directors (Michael Gutch, Ph.D. and Roger A. Jeffs, Ph.D.) and the Class II directors (Ronald H.W. Cooper, Anne Klibanski, M.D. and Stephanie S. Okey, M.S.) will continue until the annual meetings of stockholders to be held in 2020 and 2021, respectively, and each director will hold office until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal.

        Unless authority to vote for any of these nominees is withheld, the shares represented by proxy will be voted FOR the election of David Chiswell, Ph.D. and Davey S. Scoon as directors. In the event that any nominee becomes unable or unwilling to serve, the shares represented by proxy will be voted for the election of such other person as the board of directors may recommend in that nominee's place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

        The two nominees who receive the most votes (also known as a "plurality" of the votes cast) "FOR" such nominee at the annual meeting will be elected as a director.

THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF DAVID CHISWELL, PH.D. AND DAVEY S. SCOON AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

 PROPOSAL 2:

APPROVAL OF THE AMENDMENT TO THE ALBIREO PHARMA, INC.
2018 EQUITY INCENTIVE PLAN

General

        Our board of directors is requesting that our stockholders approve the amendment to our 2018 Equity Incentive Plan, or the 2018 Plan, which amendment was approved by the board of directors on March 8, 2019 effective upon approval by our stockholders at the 2019 annual meeting of stockholders. If this proposal is approved, the number of shares authorized for issuance of awards under the 2018 Plan will be increased by 2,100,000 shares of common stock to accommodate accelerated organizational growth commensurate with preparing for the launch of our first commercial product.

        As of April 1, 2019, a total of 1,700,728 shares of our common stock are represented by options granted under our 2018 Plan, 2017 Inducement Plan, 2016 Plan, 2010 Plan and the Harford Inducement Options; a total of 57,000 shares of our common stock are subject to restricted stock units granted under our 2018 Plan and the Harford Inducement RSUs; and 421,952 shares of our common stock remain available for future grants under our 2018 Plan, plus additional shares will be become available if awards outstanding under our 2016 Plan, 2017 Inducement Plan or 2010 Plan are forfeited, expire or are cancelled or expire. No shares are available for future grants under our 2016 Plan or 2017 Inducement Plan, which were terminated in 2018, or our 2010 Plan, which was terminated in 2016. As of April 1, 2019, no shares have been issued upon the exercise of options or the vesting of restricted stock units granted under the 2018 Plan. The outstanding options under the 2018 Plan have a weighted average exercise price of $27.76 and a weighted average remaining term of 9.53 years. As of April 1, 2019, the equity overhang, represented by (a) the sum of all outstanding stock options and other stock-based awards, plus the number of shares available for issuance pursuant to future awards under the 2018 Plan, as a percentage of (b) the sum of (i) the number of shares of our common stock outstanding as of April 1, 2019, plus (ii) the number of shares described in clause (a) above, was 15%. If the amendment to the 2018 Plan is approved by stockholders, the equity overhang would be 26%. Our board of directors believes that if the amendment to the 2018 Plan is approved by stockholders, the additional 2.1 million shares that will become available for issuance under the Amended 2018 Plan will result in an adequate number of shares of common stock being available for future awards under the Amended 2018 Plan for two additional years following the current year.

        The 2018 Plan, as amended (the "Amended 2018 Plan"), would continue to include the following provisions:

  •
  No Liberal Share Recycling:  Shares that are withheld to satisfy any tax withholding obligation related to any stock award or for payment of the exercise price or purchase price of any stock award under the Amended 2018 Plan will not again become available for issuance under the Amended 2018 Plan;

  •
  No Discounted Options or Stock Appreciation Rights:  Stock options and stock appreciation rights may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date except to replace equity awards due to a corporate transaction;

  •
  No Repricing without Stockholder Approval:  Other than in connection with corporate reorganizations or restructurings, the Company will not, without stockholder approval, reduce the exercise price of such stock option or strike price of such stock appreciation right and will not exchange such stock option or stock appreciation right for a new award with a lower (or no) purchase price or for cash;

  •
  No Transferability:  Equity awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the compensation committee;

  •
  Provide for a Minimum Vesting Period:  All awards issued under the Amended 2018 Plan must contain a vesting period of at least one year, except in the event of death, disability or retirement of a participant or pursuant to a change in control or corporate transaction of the Company, and except for awards having time-based vesting representing in the aggregate no more than five percent of the shares reserved under the Amended 2018 Plan (other than awards granted to non-employee directors in lieu of cash fees); and

  •
  No Dividends Prior to Award Vesting:  The Amended 2018 Plan prohibits, for all award types, the payment of dividends or dividend equivalents before the vesting of the underlying award but permits accrual of such dividends or dividend equivalents to be paid upon vesting.

  •
  No Evergreen:  The Amended 2018 Plan does not contain any "evergreen" provisions to increase shares available for issuance as equity awards.

Reasons for Amendment of the 2018 Plan

        Our board of directors, compensation committee and management believe that the effective use of stock-based long-term incentive compensation is vital to our ability to achieve strong performance in the future. The Amended 2018 Plan will maintain and enhance the key policies and practices adopted by our management and board of directors to align employee and stockholder interests and to link compensation to Company performance. In addition, our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. This is particularly important as the Company prepares to commercialize A4250. We believe that the increase in the number of shares available for issuance under our 2018 Plan is essential to permit our management to continue to provide long-term, equity-based incentives to present and future key employees and directors to support the Company's continued growth. Our board of directors believes that the number of shares currently remaining available for issuance pursuant to future awards under the 2018 Plan (as of April 1, 2019) is not sufficient for future granting needs. Our board of directors believes that if the amendment to the 2018 Plan is approved by stockholders, the additional 2.1 million shares that will become available for issuance under the Amended 2018 Plan will result in an adequate number of shares of common stock being available for future awards under the Amended 2018 Plan for two additional years following the current year. We do not intend to grant equity awards representing more than 717,210 shares of common stock in 2020.

        The 2018 Plan was approved by our board of directors and stockholders in 2018. By its terms, the 2018 Plan may be amended by the compensation committee provided that any amendment that the compensation committee determines requires stockholder approval is subject to receiving such stockholder approval. Approval by our stockholders is required by the listing rules of the The Nasdaq Stock Market. In addition, stockholder approval is required in order to ensure favorable federal income tax treatment for grants of incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

        The following is a brief summary of the Amended 2018 Plan. This summary is qualified in its entirety by reference to the text of the Amended 2018 Plan, a copy of which is attached as Annex A to this proxy statement.

  Summary of Material Features of our Amended 2018 Plan

        Eligibility.    The Amended 2018 Plan allows us, under the direction of our compensation committee, to make grants of stock options, restricted and unrestricted stock awards and other stock-based awards to employees, consultants and directors who, in the opinion of the compensation committee, are in a position to make a significant contribution to our long-term success. All employees, directors and consultants of the Company and its affiliates are eligible to participate in the Amended

2018 Plan. As of April 1, 2019, there were approximately 38 individuals eligible to participate in the 2018 Plan.

        Shares Available for Issuance.    As of April 1, 2019, 421,952 shares remained available for future grant under the 2018 Plan. Additional shares would become available for future grant under the Amended 2018 Plan if awards outstanding under our 2016 Plan, our 2017 Inducement Plan or our 2010 Plan are forfeited, expire or are cancelled on or after the date of the annual meeting of stockholders. Generally, shares of common stock reserved for awards under the Amended 2018 Plan that lapse or are canceled (other than by exercise) will be added back to the share reserve available for future awards. However, shares of common stock tendered in payment for an award or shares of common stock withheld for taxes are not available again for future awards. In addition, shares repurchased by the Company with the proceeds of the option exercise price may not be reissued under the Amended 2018 Plan.

        Stock Options.    Stock options granted under the Amended 2018 Plan may either be incentive stock options, which are intended to satisfy the requirements of Section 422 of the Code, or non-qualified stock options, which are not intended to meet those requirements. Incentive stock options may be granted to employees of the Company and its affiliates. Non-qualified options may be granted to employees, directors and consultants of the Company and its affiliates and the term of the option may not be longer than ten years. The exercise price of a stock option may not be less than 100% of the fair market value of our common stock on the date of grant. If an incentive stock option is granted to an individual who owns more than 10% of the combined voting power of all classes of our capital stock, the exercise price may not be less than 110% of the fair market value of our common stock on the date of grant and the term of the option may not be longer than five years.

        Award agreements for stock options include rules for exercise of the stock options after termination of service. Options may not be exercised unless they are vested, and no option may be exercised after the end of the term set forth in the award agreement. Generally, stock options will be exercisable for three months after termination of service for any reason other than death or total and permanent disability, and for 12 months after termination of service on account of death or total and permanent disability but will not be exercisable if the termination of service was due to cause.

        Restricted Stock.    Restricted stock is common stock that is subject to restrictions, including a prohibition against transfer and a substantial risk of forfeiture, until the end of a "restricted period" during which the grantee must satisfy certain time or performance-based vesting conditions. If the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock is forfeited.

        During the restricted period, the holder of restricted stock has the rights and privileges of a regular stockholder, except that the holder of such restricted stock is not entitled to receive dividends during the restricted period and the restrictions set forth in the applicable award agreement apply. For example, the holder of restricted stock may vote and accrue dividends on the restricted shares; but he or she may not sell the shares until the restrictions are lifted.

        Other Stock-Based Awards.    The Amended 2018 Plan also authorizes the grant of other types of stock-based compensation including, but not limited to stock appreciation rights, phantom stock awards, and stock unit awards. Our board of directors or an authorized committee may award such stock-based awards subject to such conditions and restrictions as it may determine. These conditions and restrictions may include continued employment with us through a specified restricted period or achievement of one or more performance goals.

        Plan Administration.    In accordance with the terms of the Amended 2018 Plan, our board of directors has authorized our compensation committee to administer the Amended 2018 Plan. The compensation committee may delegate part of its authority and powers under the Amended 2018 Plan to one or more of our directors and/or officers, but only the compensation committee can make awards to participants who are subject to the reporting and other requirements of Section 16 of the Securities Exchange Act of 1934, as amended. In accordance with the provisions of the Amended 2018 Plan, our compensation committee determines the terms of awards, including:

  •
  which employees, directors and consultants will be granted awards;

  •
  the number of shares subject to each award;

  •
  the vesting provisions of each award;

  •
  the termination or cancellation provisions applicable to awards; and

  •
  all other terms and conditions upon which each award may be granted in accordance with the Amended 2018 Plan.

        In addition, our compensation committee may, in its discretion, amend any term or condition of an outstanding award provided (i) such term or condition as amended is permitted by our Amended 2018 Plan, and (ii) any such amendment shall be made only with the consent of the participant to whom such award was made if the amendment is adverse to the participant unless such amendment is required by applicable law or necessary to preserve the economic value of such award; and provided, further, that, without the prior approval of our stockholders, options and stock appreciation rights will not be repriced, replaced or regranted through cancellation or by lowering the exercise price of a previously granted award.

        Stock Dividends and Stock Splits.    If our common stock shall be subdivided or combined into a greater or smaller number of shares or if we issue any shares of common stock as a stock dividend, the number of shares of our common stock deliverable upon exercise of an option issued or upon issuance of an award shall be increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share and performance goals applicable to performance-based awards, if any, to reflect such subdivision, combination or stock dividend.

        Corporate Transactions.    Upon a merger or other reorganization event, our board of directors, may, in its sole discretion, take any one or more of the following actions pursuant to our Amended 2018 Plan, as to some or all outstanding awards:

  •
  provide that all outstanding options shall be assumed or substituted by the successor corporation;

  •
  upon written notice to a participant provide that the participant's unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the participant;

  •
  terminate the outstanding options in exchange for payment of an amount equal to the consideration payable upon consummation of such transaction to a holder of the number of shares of common stock into which the outstanding options would have been exercisable;

  •
  provide that outstanding awards shall be assumed or substituted by the successor corporation, become realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon the merger or reorganization event; and

  •
  with respect to stock grants and in lieu of any of the foregoing, our board of directors or an authorized committee may provide that, upon consummation of the transaction, each outstanding stock grant shall be terminated in exchange for payment of an amount equal to the consideration payable upon consummation of such transaction to a holder of the number of shares of common stock comprising such award (to the extent such stock grant is no longer subject to any forfeiture or repurchase rights then in effect or, at the discretion of the board of directors or an authorized committee, all forfeiture and repurchase rights being waived upon such transaction).

In the event such merger or other reorganization event also constitutes a change of control, then all options outstanding under the Amended 2018 Plan will vest in full immediately prior to the occurrence of the change of control, unless such options are to be assumed by the acquiring or surviving entity in the transaction, in which case they will retain their original vesting schedule.

        Amendment and Termination.    The Amended 2018 Plan may be amended by our stockholders. It may also be amended by our compensation committee, provided that any amendment approved by our compensation committee which is of a scope that requires stockholder approval as required by (i) the rules of The Nasdaq Stock Market, (ii) in order to ensure favorable federal income tax treatment for any incentive stock options under Code Section 422 or (iii) for any other reason, is subject to obtaining such stockholder approval. In addition, other than in connection with stock dividends, stock splits, recapitalizations or reorganizations, the compensation committee may not without stockholder approval reduce the exercise price or cancel any outstanding option in exchange for a replacement option having a lower exercise price, or for any other equity award or for cash. In addition, the compensation committee may not take any other action that is considered a direct or indirect "repricing" for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the shares are listed, including any other action that is treated as a repricing under generally accepted accounting principles. However, no such action may adversely affect any rights under any outstanding award without the holder's consent unless such amendment is required by applicable law or necessary to preserve the economic value of such award.

        Duration of Plan.    The Amended 2018 Plan will expire by its terms on April 6, 2028.

Federal Income Tax Considerations

        The material federal income tax consequences of the issuance and exercise of stock options and other awards under the Amended 2018 Plan, based on the current provisions of the Code and regulations, are as follows. Changes to these laws could alter the tax consequences described below. This summary assumes that all awards granted under the Amended 2018 Plan are exempt from or comply with, the rules under Section 409A of the Code related to nonqualified deferred compensation.

Incentive Stock Options:	Incentive stock options are intended to qualify for treatment under Section 422 of the Code. An incentive stock option does not result in taxable income to the optionee or deduction to us at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two years after the date of grant of the option nor within one year after the date of issuance of shares to the optionee (referred to as the "ISO holding period"). However, the difference between the fair market value of the shares on the date of exercise and the option price will be an item of tax preference includible in "alternative minimum taxable income" of the optionee. Upon disposition of the shares after the expiration of the ISO holding period, the optionee will generally recognize long term capital gain or loss based on the difference between the disposition proceeds and the option price paid for the shares. If the shares are disposed of prior to the expiration of the ISO holding period, the optionee generally will recognize taxable compensation, and we will have a corresponding deduction, in the year of the disposition, equal to the excess of the fair market value of the shares on the date of exercise of the option over the option price. Any additional gain realized on the disposition will normally constitute capital gain. If the amount realized upon such a disqualifying disposition is less than fair market value of the shares on the date of exercise, the amount of compensation income will be limited to the excess of the amount realized over the optionee's adjusted basis in the shares.
Non-Qualified Options:
Options otherwise qualifying as incentive stock options, to the extent the aggregate fair market value of shares with respect to which such options are first exercisable by an individual in any calendar year exceeds $100,000, and options designated as non-qualified options will be treated as options that are not incentive stock options.

A non-qualified option ordinarily will not result in income to the optionee or deduction to us at the time of grant. The optionee will recognize compensation income at the time of exercise of such non-qualified option in an amount equal to the excess of the then value of the shares over the option price per share. Such compensation income of optionees may be subject to withholding taxes, and a deduction may then be allowable to us in an amount equal to the optionee's compensation income.

An optionee's initial basis in shares so acquired will be the amount paid on exercise of the non-qualified option plus the amount of any corresponding compensation income. Any gain or loss as a result of a subsequent disposition of the shares so acquired will be capital gain or loss.

Stock Grants:	With respect to stock grants under our Amended 2018 Plan that result in the issuance of shares that are either not restricted as to transferability or not subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of shares received. Thus, deferral of the time of issuance will generally result in the deferral of the time the grantee will be liable for income taxes with respect to such issuance. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

With respect to stock grants involving the issuance of shares that are restricted as to transferability and subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of the shares received at the first time the shares become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier. A grantee may elect to be taxed at the time of receipt of shares rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the grantee subsequently forfeits such shares, the grantee would not be entitled to any tax deduction, including as a capital loss, for the value of the shares on which the grantee previously paid tax. The grantee must file such election with the Internal Revenue Service within 30 days of the receipt of the shares. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.
Stock Units:
The grantee recognizes no income until the issuance of the shares. At that time, the grantee must generally recognize ordinary income equal to the fair market value of the shares received. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

Plan Benefits

        Since the adoption of the 2018 Plan through April 1, 2019, we have granted the following stock options and restricted stock units under the 2018 Plan to the individuals and groups listed below. In all cases, the securities underlying such stock options and restricted stock units were shares of our common stock. As of the date hereof, we have granted only stock options and restricted stock units and no other type of award under the Plan:

Name and Position	Number of Shares Subject to Stock Options	Number of Shares Subject to Restricted Stock Units
Named executive officers	380,750	—
All current executive officers as a group	570,750	35,000
All current directors who are not executive officers as a group(1)	55,000	—
Each director nominee	11,000	—
Each associate of all directors, nominees and executive officers	—	—
Each person who received 5% of such awards	501,750	50,000
All employees who are not executive officers as a group	211,836	17,000

(1)
Represents all current directors who are not executive officers and each director nominee.

        The amounts of future grants under the Amended 2018 Plan are not determinable as awards under the Amended 2018 Plan and will be granted at the sole discretion of the compensation committee, or other delegated persons and we cannot determine at this time either the persons who will receive awards under the Amended 2018 Plan or the amount or types of any such awards.

        On April 1, 2019, the closing market price per share of our common stock was $33.81, as reported by The Nasdaq Stock Market.

        The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the 2019 annual meeting of stockholders is required to approve the amendment to the 2018 Plan.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE AMENDMENT TO THE ALBIREO PHARMA, INC. 2018 EQUITY INCENTIVE PLAN, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL 3:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        The audit committee has appointed Ernst & Young LLP as our independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2019. The board of directors proposes that the stockholders ratify this appointment. Ernst & Young LLP audited our financial statements for the fiscal years ended December 31, 2018 and 2017. We expect that representatives of Ernst & Young LLP will be present at the annual meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

        In deciding to appoint Ernst & Young LLP, the audit committee reviewed auditor independence issues with Ernst & Young LLP and concluded that Ernst & Young LLP has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2019.

Current Independent Registered Public Accounting Firm Fees

        The following table presents fees for professional audit services rendered by Ernst & Young LLP, our independent registered public accounting firm, for the audit of our annual financial statements for the years ended December 31, 2018 and 2017, and fees billed for other services rendered by Ernst & Young LLP during those periods.

	2017	2018
Audit fees(1)	$999,500	$1,092,601
Audit related fees	—	$143,000
Tax fees(2)	$115,810	$115,349
All other fees	—	—
Total	$1,115,310	$1,350,950

(1)
Audit fees consisted of audit work performed in the preparation of financial statements and services in connection with our periodic and current SEC filings and registration statements, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits.

(2)
Tax fees consisted of tax advisory and compliance services related to federal, state, local and foreign taxes.

        There were no services that were approved by the audit committee pursuant to Rule 2-01(c)(7)(i)(C) (relating to the approval of a de minimis amount of non-audit services after the fact but before completion of the audit).

  Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Public Accountant

        Consistent with SEC policies regarding auditor independence, the audit committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the audit committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm.

        Prior to engagement of an independent registered public accounting firm for the next year's audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the audit committee for approval.

  1.
  Audit services include audit work performed in the preparation of financial statements, as well as work that generally only an independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting or reporting standards.

  2.
  Audit-Related services are for assurance and related services that are traditionally performed by an independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

  3.
  Tax services include all services performed by an independent registered public accounting firm's tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

  4.
  Other Fees are those associated with services not captured in the other categories. We generally do not request such services from our independent registered public accounting firm.

        Prior to engagement, the audit committee pre-approves these services by category of service. The fees are budgeted and the audit committee requires our independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the audit committee requires specific pre-approval before engaging our independent registered public accounting firm.

        The audit committee may delegate pre-approval authority to one or more of its members, such as the chairman. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the audit committee at its next scheduled meeting.

        In the event the stockholders do not ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, the audit committee will reconsider its appointment.

        The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the annual meeting is required to ratify the appointment of our independent registered public accounting firm.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

 CORPORATE CODE OF CONDUCT AND ETHICS

        We have adopted a corporate code of conduct and ethics that applies to our principal executive officer, our principal financial and accounting officer and all of our other employees. We have posted a copy of the code on our website at www.albireopharma.com. Disclosure regarding any amendments (other than technical, administrative or other nonsubstantive amendments) to, or waivers from, provisions of the code that apply to our directors, principal executive officer or principal financial officer will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by The Nasdaq Stock Market LLC.

OTHER MATTERS

        The board of directors knows of no other business which will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies will be voted in accordance with the judgment of the persons named therein.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

        To be considered for inclusion in the proxy statement relating to our 2020 annual meeting of stockholders, we must receive stockholder proposals (other than for director nominations) no later than January 4, 2020. To be considered for presentation at the 2019 annual meeting of stockholders, although not included in the proxy statement, proposals (including director nominations that are not requested to be included in our proxy statement) must be received no earlier than February 15, 2020 and no later than March 16, 2020. Proposals that are not received in a timely manner will not be voted on at the 2020 annual meeting of stockholders. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of Corporate Secretary, Albireo Pharma, Inc., 10 Post Office Square, Suite 502 South, Boston, MA 02109.

Boston, Massachusetts
April 25, 2019

ANNEX A

ALBIREO PHARMA, INC.
2018 EQUITY INCENTIVE PLAN, AS AMENDED

        1.    DEFINITIONS.

        Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Albireo Pharma, Inc. 2018 Equity Incentive Plan, have the following meanings:

        Administrator means the Board of Directors, unless it has delegated power to act on its behalf to the Committee, in which case the term Administrator means the Committee.

        Affiliate means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.

        Agreement means an agreement between the Company and a Participant pertaining to a Stock Right delivered pursuant to the Plan in such form as the Administrator shall approve.

        Board of Directors means the Board of Directors of the Company.

        Cause means, with respect to a Participant: (a) dishonesty with respect to the Company or any Affiliate, (b) insubordination, substantial malfeasance or non-feasance of duty, (c) unauthorized disclosure of confidential information, (d) breach by a Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement between the Participant and the Company or any Affiliate, and (e) conduct substantially prejudicial to the business of the Company or any Affiliate; provided, however, that any provision in an agreement between a Participant and the Company or an Affiliate, which contains a conflicting definition of Cause for termination and which is in effect at the time of such termination, shall supersede this definition with respect to that Participant. The determination of the Administrator as to the existence of Cause will be conclusive on the Participant and the Company.

        Change of Control means the occurrence of any of the following events (unless otherwise specified in an Agreement):

        Ownership.    Any "Person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the "Beneficial Owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities (excluding for this purpose any such voting securities held by the Company or its Affiliates or by any employee benefit plan of the Company) pursuant to a transaction or a series of related transactions which the Board of Directors does not approve; or

        Merger/Sale of Assets.    (A) A merger or consolidation of the Company whether or not approved by the Board of Directors, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity or parent of such corporation, as the case may be, outstanding immediately after such merger or consolidation; or (B) the sale or disposition by the Company of all or substantially all of the Company's assets in a transaction requiring stockholder approval; or

        Change in Board Composition.    A change in the composition of the Board of Directors, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company on June 8, 2018, or (B) are elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the

Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

provided, that if any payment or benefit payable hereunder upon or following a Change of Control would be required to comply with the limitations of Section 409A(a)(2)(A)(v) of the Code in order to avoid an additional tax under Section 409A of the Code, such payment or benefit shall be made only if such Change of Control constitutes a change in ownership or control of the Company, or a change in ownership of the Company's assets in accordance with Section 409A of the Code.

        Code means the United States Internal Revenue Code of 1986, as amended, including any successor statute, regulation and guidance thereto.

        Committee means the committee of the Board of Directors to which the Board of Directors has delegated power to act under or pursuant to the provisions of the Plan.

        Common Stock means shares of the Company's common stock, $.01 par value per share.

        Company means Albireo Pharma, Inc., a Delaware corporation.

        Consultant means any natural person who is an advisor or consultant that provides bona fide services to the Company or its Affiliates, provided that such services are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the Company's or its Affiliates' securities.

        Corporate Transaction means the Company is consolidated with or acquired by another entity in a merger, consolidation, or sale of all or substantially all of the Company's assets or the acquisition of all of the outstanding voting stock of the Company in a single transaction or a series of related transactions by a single entity, other than a transaction to merely change the state of incorporation.

        Disability or Disabled means permanent and total disability as defined in Section 22(e)(3) of the Code.

        Employee means any employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate), designated by the Administrator to be eligible to be granted one or more Stock Rights under the Plan.

        Exchange Act means the Securities Exchange Act of 1934, as amended.

        Fair Market Value of a Share of Common Stock means:

        If the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or, if not applicable, the last price of the Common Stock on the composite tape or other comparable reporting system for the trading day on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date;

        If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the trading day referred to in clause (1), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the trading day on which Common Stock was traded on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date; and

        If the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Administrator, in good faith, shall determine in compliance with applicable laws.

        ISO means an option intended to qualify as an incentive stock option under Section 422 of the Code.

        Non-Qualified Option means an option which is not intended to qualify as an ISO.

        Option means an ISO or Non-Qualified Option granted under the Plan.

        Participant means an Employee, director or Consultant of the Company or an Affiliate to whom one or more Stock Rights are granted under the Plan. As used herein, "Participant" shall include Participant's Survivors where the context requires.

        Performance Based Award means a Stock Grant or Stock-Based Award which vests based on the attainment of written Performance Goals as set forth in Paragraph 9 hereof.

        Performance Goals means performance goals determined by the Committee in its sole discretion and set forth in an Agreement. The satisfaction of Performance Goals shall be subject to certification by the Committee. The Committee has the authority to take appropriate action with respect to the Performance Goals (including, without limitation, making adjustments to the Performance Goals or determining the satisfaction of the Performance Goals, in each case, in connection with a Corporate Transaction) provided that any such action does not otherwise violate the terms of the Plan.

        Plan means this Albireo Pharma, Inc. 2018 Equity Incentive Plan.

        Securities Act means the Securities Act of 1933, as amended.

        Shares means shares of the Common Stock as to which Stock Rights have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Paragraph 3 of the Plan. The Shares issued under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.

        Stock-Based Award means a grant by the Company under the Plan of an equity award or an equity based award which is not an Option or a Stock Grant.

        Stock Grant means a grant by the Company of Shares under the Plan.

        Stock Right means a right to Shares or the value of Shares of the Company granted pursuant to the Plan—an ISO, a Non-Qualified Option, a Stock Grant or a Stock-Based Award.

        Survivor means a deceased Participant's legal representatives and/or any person or persons who acquired the Participant's rights to a Stock Right by will or by the laws of descent and distribution.

        2.    PURPOSES OF THE PLAN.

        The Plan is intended to encourage ownership of Shares by Employees and directors of and certain Consultants to the Company and its Affiliates in order to attract and retain such people, to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the Company or of an Affiliate. The Plan provides for the granting of ISOs, Non-Qualified Options, Stock Grants and Stock-Based Awards.

        3.    SHARES SUBJECT TO THE PLAN.

          (a)   The number of Shares which may be issued from time to time pursuant to this Plan shall be the sum of:

              (i)  3,300,000 Shares; plus

             (ii)  up to 1,078,870 shares of Common Stock that are represented by awards granted under the Company's 2016 Equity Incentive Plan, the Company's 2010 Stock Incentive Plan or the Company's 2017 Inducement Equity Incentive Plan (which includes up to 117,000 shares of Common Stock represented by awards granted under the Company's 2017 Inducement

    Equity Incentive Plan) that are forfeited, expire or are cancelled without delivery of shares of Common Stock on or after June 8, 2018; or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 25 of the Plan; provided that no more than 2,278,870 such shares may be granted under the Plan as ISOs.

          (b)   If an Option ceases to be "outstanding," in whole or in part (other than by exercise), or if the Company shall reacquire (at not more than its original issuance price) any Shares issued pursuant to a Stock Grant or Stock-Based Award, or if any Stock Right expires or is forfeited, cancelled, or otherwise terminated or results in any Shares not being issued, the unissued or reacquired Shares which were subject to such Stock Right shall again be available for issuance from time to time pursuant to this Plan, subject, in the case of ISOs, to any limitations under the Code. Notwithstanding the foregoing: (i) if a Stock Right is exercised, in whole or in part, by the tender or withholding of Shares or if the Company or an Affiliate's tax withholding obligation is satisfied by the tender or withholding of Shares, the number of Shares deemed to have been issued under the Plan for purposes of the limitation set forth in Paragraph 3(a) above shall be the gross number of Shares that were subject to the Stock Right or portion thereof and not the net number of Shares actually issued; and (ii) any Shares purchased on the open market from the proceeds of an exercise of a Stock Right shall not be available for issuance pursuant to this Plan.

        4.    ADMINISTRATION OF THE PLAN.

        The Administrator of the Plan will be the Board of Directors, except to the extent the Board of Directors delegates its authority to the Committee, in which case the Committee shall be the Administrator. Subject to the provisions of the Plan, the Administrator is authorized to:

          (a)   Interpret the provisions of the Plan and all Stock Rights and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

          (b)   Determine which Employees, directors and Consultants shall be granted Stock Rights;

          (c)   Determine the number of Shares for which a Stock Right or Stock Rights shall be granted; provided however that in no event shall Stock Rights to be granted to any non-employee director under the Plan in any calendar year exceed an aggregate grant date fair value of $300,000, except that the foregoing limitation shall not apply to awards made (i) pursuant to an election by a non-employee director to receive the award in lieu of cash for all or a portion of cash fees to be received for service on the Board or any Committee thereof or (ii) in connection with a non-employee director initially joining the Board of Directors;

          (d)   Specify the terms and conditions upon which a Stock Right or Stock Rights may be granted; provided, however, except in the case of (i) death, disability or retirement of the Participant or (ii) a Change of Control, Stock Rights shall not vest, and any right of the Company to restrict or reacquire Shares subject to a Stock Grant shall not lapse, less than one (1) year from the date of grant and any Stock Right subject to the satisfaction of Performance Goals over a performance period shall be subject to a performance period of not less than one year, provided that any time-based vesting with respect to such Stock Right or Stock Grant may accrue incrementally pursuant to the terms of such Stock Right or Stock Grant over such one-year period; and provided further that, notwithstanding the foregoing, Stock Rights may be granted having time-based vesting of less than one (1) year from the date of grant so long as no more than five percent (5%) of the Shares reserved for issuance under the Plan pursuant to Paragraph 3(a) above (as adjusted under Paragraph 25 of this Plan) may be granted in the aggregate pursuant to such awards other than Stock Rights granted to non-employee directors paid in lieu of cash fees; in addition no dividends or dividend equivalents shall be paid on any Stock Right prior to the vesting of the underlying shares;

          (e)   Amend any term or condition of any outstanding Stock Right, other than reducing the exercise price or purchase price or extending the expiration date of an Option, provided that (i) such term or condition as amended is not prohibited by the Plan; (ii) any such amendment shall not impair the rights of a Participant under any Stock Right previously granted without such Participant's consent or in the event of death of the Participant the Participant's Survivors; and (iii) any such amendment shall be made only after the Administrator determines whether such amendment would cause any adverse tax consequences to the Participant, including, but not limited to, the annual vesting limitation contained in Section 422(d) of the Code and described in Paragraph 6(b)(iv) below with respect to ISOs and pursuant to Section 409A of the Code;

          (f)    Determine, or make any adjustments in, the Performance Goals included in any Performance-Based Awards; and

          (g)   Adopt any sub-plans applicable to residents of any specified jurisdiction as it deems necessary or appropriate in order to comply with or take advantage of any tax or other laws applicable to the Company, any Affiliate or to Participants or to otherwise facilitate the administration of the Plan, which sub-plans may include additional restrictions or conditions applicable to Stock Rights or Shares issuable pursuant to a Stock Right;

provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of not causing any adverse tax consequences under Section 409A of the Code and preserving the tax status under Section 422 of the Code of those Options which are designated as ISOs. Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Stock Right granted under it shall be final, unless otherwise determined by the Board of Directors, if the Administrator is the Committee. In addition, if the Administrator is the Committee, the Board of Directors may take any action under the Plan that would otherwise be the responsibility of the Committee.

        To the extent permitted under applicable law, the Board of Directors or the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person selected by it. The Board of Directors or the Committee may revoke any such allocation or delegation at any time. Notwithstanding the foregoing, only the Board of Directors or the Committee shall be authorized to grant a Stock Right to any director of the Company or to any "officer" of the Company as defined by Rule 16a-1 under the Exchange Act.

        5.    ELIGIBILITY FOR PARTICIPATION.

        The Administrator will, in its sole discretion, name the Participants in the Plan; provided, however, that each Participant must be an Employee, director or Consultant of the Company or of an Affiliate at the time a Stock Right is granted. Notwithstanding the foregoing, the Administrator may authorize the grant of a Stock Right to a person not then an Employee, director or Consultant of the Company or of an Affiliate; provided, however, that the actual grant of such Stock Right shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the execution of the Agreement evidencing such Stock Right. ISOs may be granted only to Employees who are deemed to be residents of the United States for tax purposes. Non-Qualified Options, Stock Grants and Stock-Based Awards may be granted to any Employee, director or Consultant of the Company or an Affiliate. The granting of any Stock Right to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of Stock Rights or any grant under any other benefit plan established by the Company or any Affiliate for Employees, directors or Consultants.

        6.    TERMS AND CONDITIONS OF OPTIONS.

        Each Option shall be set forth in writing in an Option Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Administrator may provide that Options be granted subject to such terms and conditions, consistent with the terms and conditions specifically required under this Plan, as the Administrator may deem appropriate including, without limitation, subsequent approval by the stockholders of the Company of this Plan or any amendments thereto. The Option Agreements shall be subject to at least the following terms and conditions:

          (a)    Non-Qualified Options:    Each Option intended to be a Non-Qualified Option shall be subject to the terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards for any such Non-Qualified Option:

            (i)    Exercise Price:    Each Option Agreement shall state the exercise price (per share) of the Shares covered by each Option, which exercise price shall be determined by the Administrator and shall be at least equal to the Fair Market Value per share of Common Stock on the date of grant of the Option.

            (ii)    Number of Shares:    Each Option Agreement shall state the number of Shares to which it pertains.

            (iii)    Vesting:    Each Option Agreement shall state the date or dates on which it first is exercisable and the date after which it may no longer be exercised, and may provide that the Option rights accrue or become exercisable in installments over a period of months or years, or upon the occurrence of certain performance conditions or the attainment of stated goals or events.

            (iv)    Additional Conditions:    Exercise of any Option may be conditioned upon the Participant's execution of a stockholders' agreement in a form satisfactory to the Administrator providing for certain protections for the Company and its other stockholders, including requirements that:

      A.
      The Participant's or the Participant's Survivors' right to sell or transfer the Shares may be restricted; and

      B.
      The Participant or the Participant's Survivors may be required to execute letters of investment intent and must also acknowledge that the Shares will bear legends noting any applicable restrictions.

            (v)    Term of Option:    Each Option shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide.

          (b)    ISOs:    Each Option intended to be an ISO shall be issued only to an Employee who is deemed to be a resident of the United States for tax purposes, and shall be subject to the following terms and conditions, with such additional restrictions or changes as the Administrator determines are appropriate but not in conflict with Section 422 of the Code and relevant regulations and rulings of the Internal Revenue Service:

            (i)    Minimum Standards:    The ISO shall meet the minimum standards required of Non-Qualified Options, as described in Paragraph 6(a) above, except clause (i) and (v) thereunder.

            (ii)    Exercise Price:    Immediately before the ISO is granted, if the Participant owns, directly or by reason of the applicable attribution rules in Section 424(d) of the Code:

      A.
      10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, the exercise price per share of the Shares covered by each ISO shall not be less than 100% of the Fair Market Value per share of the Common Stock on the date of grant of the Option; or

      B.
      More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, the exercise price per share of the Shares covered by each ISO shall not be less than 110% of the Fair Market Value per share of the Common Stock on the date of grant of the Option.

            (iii)    Term of Option:    For Participants who own:

      A.
      10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide; or

      B.
      More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than five years from the date of the grant or at such earlier time as the Option Agreement may provide.

            (iv)    Limitation on Yearly Exercise:    The Option Agreements shall restrict the amount of ISOs which may become exercisable in any calendar year (under this or any other ISO plan of the Company or an Affiliate) so that the aggregate Fair Market Value (determined on the date each ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by the Participant in any calendar year does not exceed $100,000.

        7.    TERMS AND CONDITIONS OF STOCK GRANTS.

        Each Stock Grant to a Participant shall state the principal terms in an Agreement duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards:

          (a)   Each Agreement shall state the purchase price per share, if any, of the Shares covered by each Stock Grant, which purchase price shall be determined by the Administrator but shall not be less than the minimum consideration required by the Delaware General Corporation Law, if any, on the date of the grant of the Stock Grant;

          (b)   Each Agreement shall state the number of Shares to which the Stock Grant pertains;

          (c)   Each Agreement shall include the terms of any right of the Company to restrict or reacquire the Shares subject to the Stock Grant, including the time period or attainment of Performance Goals or such other performance criteria upon which such rights shall accrue and the purchase price therefor, if any; and

          (d)   Dividends (other than stock dividends to be issued pursuant to Section 25 of the Plan) may accrue but shall not be paid prior to the time, and may be paid only to the extent that, the restrictions or rights to reacquire the Shares subject to the Stock Grant lapse.

        8.    TERMS AND CONDITIONS OF OTHER STOCK-BASED AWARDS.

        The Administrator shall have the right to grant other Stock-Based Awards based upon the Common Stock having such terms and conditions as the Administrator may determine, including, without limitation, the grant of Shares based upon certain conditions, the grant of securities convertible into Shares and the grant of stock appreciation rights, phantom stock awards or stock units. The principal terms of each Stock-Based Award shall be set forth in an Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company. Each Agreement shall include the terms of any right of the Company including the right to terminate the Stock-Based Award without the issuance of Shares, the terms of any vesting conditions, Performance Goals or events upon which Shares shall be issued, provided that dividends (other than stock dividends to be issued pursuant to Section 25 of the Plan) or dividend equivalents may accrue but shall not be paid prior to, and may be paid only to the extent that, the Shares subject to the Stock-Based Award vest. Under no circumstances may the Agreement covering stock appreciation rights (a) have an exercise price (per share) that is less than the Fair Market Value per share of Common Stock on the date of grant or (b) expire more than ten years following the date of grant.

        The Company intends that the Plan and any Stock-Based Awards granted hereunder be exempt from the application of Section 409A of the Code or meet the requirements of paragraphs (2), (3) and (4) of subsection (a) of Section 409A of the Code, to the extent applicable, and be operated in accordance with Section 409A so that any compensation deferred under any Stock-Based Award (and applicable investment earnings) shall not be included in income under Section 409A of the Code. Any ambiguities in the Plan shall be construed to effect the intent as described in this Paragraph 8.

        9.    PERFORMANCE BASED AWARDS.

        The Committee shall determine whether, with respect to a performance period, the applicable Performance Goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be issued for such performance period until such certification is made by the Committee. The number of Shares issued in respect of a Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period, and any dividends (other than stock dividends to be issued pursuant to Section 25 of the Plan) or dividend equivalents that accrue shall only be paid in respect of the number of Shares earned in respect of such Performance-Based Award.

        10.    EXERCISE OF OPTIONS AND ISSUE OF SHARES.

        An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company or its designee (in a form acceptable to the Administrator, which may include electronic notice), together with provision for payment of the aggregate exercise price in accordance with this Paragraph for the Shares as to which the Option is being exercised, and upon compliance with any other condition(s) set forth in the Option Agreement. Such notice shall be signed by the person exercising the Option (which signature may be provided electronically in a form acceptable to the Administrator), shall state the number of Shares with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Option Agreement. Payment of the exercise price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check; or (b) at the discretion of the Administrator, through delivery of shares of Common Stock held for at least six months (if required to avoid negative accounting treatment) having a Fair Market Value equal as of the date of the exercise to the aggregate cash exercise price for the number of Shares as to which the Option is being exercised; or (c) at the discretion of the Administrator, by having the Company retain from the Shares otherwise issuable upon exercise of the Option, a number of Shares having a Fair Market Value equal as of the date of exercise to the aggregate exercise price for the number of Shares as to which the Option is being exercised; or (d) at the discretion of the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator; or (e) at the discretion of the

Administrator, by any combination of (a), (b), (c) and (d) above or (f) at the discretion of the Administrator, by payment of such other lawful consideration as the Administrator may determine. Notwithstanding the foregoing, the Administrator shall accept only such payment on exercise of an ISO as is permitted by Section 422 of the Code.

        The Company shall then reasonably promptly deliver the Shares as to which such Option was exercised to the Participant (or to the Participant's Survivors, as the case may be). In determining what constitutes "reasonably promptly," it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or "blue sky" laws) which requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be fully paid, non-assessable Shares.

        11.    PAYMENT IN CONNECTION WITH THE ISSUANCE OF STOCK GRANTS AND STOCK-BASED AWARDS AND ISSUE OF SHARES.

        Any Stock Grant or Stock-Based Award requiring payment of a purchase price for the Shares as to which such Stock Grant or Stock-Based Award is being granted shall be made (a) in United States dollars in cash or by check; or (b) at the discretion of the Administrator, through delivery of shares of Common Stock held for at least six months (if required to avoid negative accounting treatment) and having a Fair Market Value equal as of the date of payment to the purchase price of the Stock Grant or Stock-Based Award; or (c) at the discretion of the Administrator, by any combination of (a) and (b) above; or (d) at the discretion of the Administrator, by payment of such other lawful consideration as the Administrator may determine.

        The Company shall when required by the applicable Agreement, reasonably promptly deliver the Shares as to which such Stock Grant or Stock-Based Award was made to the Participant (or to the Participant's Survivors, as the case may be), subject to any escrow provision set forth in the applicable Agreement. In determining what constitutes "reasonably promptly," it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or "blue sky" laws) which requires the Company to take any action with respect to the Shares prior to their issuance.

        12.    RIGHTS AS A STOCKHOLDER.

        No Participant to whom a Stock Right has been granted shall have rights as a stockholder with respect to any Shares covered by such Stock Right except after due exercise of an Option or issuance of Shares as set forth in any Agreement, tender of the aggregate exercise or purchase price, if any, for the Shares being purchased and registration of the Shares in the Company's share register in the name of the Participant.

        13.    ASSIGNABILITY AND TRANSFERABILITY OF STOCK RIGHTS.

        By its terms, a Stock Right granted to a Participant shall not be transferable by the Participant other than (i) by will or by the laws of descent and distribution, or (ii) as approved by the Administrator in its discretion and set forth in the applicable Agreement provided that no Stock Right may be transferred by a Participant for value. Notwithstanding the foregoing, an ISO transferred except in compliance with clause (i) above shall no longer qualify as an ISO. The designation of a beneficiary of a Stock Right by a Participant, with the prior approval of the Administrator and in such form as the Administrator shall prescribe, shall not be deemed a transfer prohibited by this Paragraph. Except as provided above during the Participant's lifetime a Stock Right shall only be exercisable by or issued to such Participant (or his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Stock Right or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon a Stock Right, shall be null and void.

        14.    EFFECT ON OPTIONS OF TERMINATION OF SERVICE OTHER THAN FOR CAUSE OR DEATH OR DISABILITY.

        Except as otherwise provided in a Participant's Option Agreement, in the event of a termination of service (whether as an Employee, director or Consultant) with the Company or an Affiliate before the Participant has exercised an Option, the following rules apply:

          (a)   A Participant who ceases to be an Employee, director or Consultant of the Company or of an Affiliate (for any reason other than termination for Cause, Disability, or death for which events there are special rules in Paragraphs 15, 16, and 17, respectively), may exercise any Option granted to him or her to the extent that the Option is exercisable on the date of such termination of service, but only within such term as the Administrator has designated in a Participant's Option Agreement.

          (b)   Except as provided in Subparagraph (c) below, or Paragraph 16 or 17, in no event may an Option intended to be an ISO, be exercised later than three months after the Participant's termination of employment.

          (c)   The provisions of this Paragraph, and not the provisions of Paragraph 16 or 17, shall apply to a Participant who subsequently becomes Disabled or dies after the termination of employment, director status or consultancy; provided, however, in the case of a Participant's Disability or death within three months after the termination of employment, director status or consultancy, the Participant or the Participant's Survivors may exercise the Option within one year after the date of the Participant's termination of service, but in no event after the date of expiration of the term of the Option.

          (d)   Notwithstanding anything herein to the contrary, if subsequent to a Participant's termination of employment, termination of director status or termination of consultancy, but prior to the exercise of an Option, the Administrator determines that, either prior or subsequent to the Participant's termination, the Participant engaged in conduct which would constitute Cause, then such Participant shall forthwith cease to have any right to exercise any Option.

          (e)   A Participant to whom an Option has been granted under the Plan who is absent from the Company or an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant's employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide; provided, however, that, for ISOs, any leave of absence granted by the Administrator of greater than ninety days, unless pursuant to a contract or statute that guarantees the right to reemployment, shall cause such ISO to become a Non-Qualified Option on the 181st day following such leave of absence.

          (f)    Except as required by law or as set forth in a Participant's Option Agreement, Options granted under the Plan shall not be affected by any change of a Participant's status within or among the Company and any Affiliates, so long as the Participant continues to be an Employee, director or Consultant of the Company or any Affiliate.

        15.    EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR CAUSE.

        Except as otherwise provided in a Participant's Option Agreement, the following rules apply if the Participant's service (whether as an Employee, director or Consultant) with the Company or an

Affiliate is terminated for Cause prior to the time that all his or her outstanding Options have been exercised:

          (a)   All outstanding and unexercised Options as of the time the Participant is notified his or her service is terminated for Cause will immediately be forfeited.

          (b)   Cause is not limited to events which have occurred prior to a Participant's termination of service, nor is it necessary that the Administrator's finding of Cause occur prior to termination. If the Administrator determines, subsequent to a Participant's termination of service but prior to the exercise of an Option, that either prior or subsequent to the Participant's termination the Participant engaged in conduct which would constitute Cause, then the right to exercise any Option is forfeited.

        16.    EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR DISABILITY.

        Except as otherwise provided in a Participant's Option Agreement:

          (a)   A Participant who ceases to be an Employee, director or Consultant of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant to the extent that the Option has become exercisable but has not been exercised on the date of the Participant's termination of service due to Disability; and in the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of the Participant's termination of service due to Disability of any additional vesting rights that would have accrued on the next vesting date had the Participant not become Disabled. The proration shall be based upon the number of days accrued in the current vesting period prior to the date of the Participant's termination of service due to Disability.

          (b)   A Disabled Participant may exercise the Option only within the period ending one year after the date of the Participant's termination of service due to Disability, notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not been terminated due to Disability and had continued to be an Employee, director or Consultant or, if earlier, within the originally prescribed term of the Option.

          (c)   The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

        17.    EFFECT ON OPTIONS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

        Except as otherwise provided in a Participant's Option Agreement:

          (a)   In the event of the death of a Participant while the Participant is an Employee, director or Consultant of the Company or of an Affiliate, such Option may be exercised by the Participant's Survivors to the extent that the Option has become exercisable but has not been exercised on the date of death; and in the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of death of any additional vesting rights that would have accrued on the next vesting date had the Participant not died. The proration shall be based upon the number of days accrued in the current vesting period prior to the Participant's date of death.

          (b)   If the Participant's Survivors wish to exercise the Option, they must take all necessary steps to exercise the Option within one year after the date of death of such Participant, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if he or she had not died and had continued to be an Employee, director or Consultant or, if earlier, within the originally prescribed term of the Option.

        18.    EFFECT OF TERMINATION OF SERVICE ON STOCK GRANTS AND STOCK-BASED AWARDS.

        In the event of a termination of service (whether as an Employee, director or Consultant) with the Company or an Affiliate for any reason before the Participant has accepted a Stock Grant or a Stock-Based Award and paid the purchase price, if required, such grant shall terminate.

        For purposes of this Paragraph 18 and Paragraph 19 below, a Participant to whom a Stock Grant or a Stock-Based Award has been issued under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant's employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

        In addition, for purposes of this Paragraph 18 and Paragraph 19 below, any change of employment or other service within or among the Company and any Affiliates shall not be treated as a termination of employment, director status or consultancy so long as the Participant continues to be an Employee, director or Consultant of the Company or any Affiliate.

        19.    EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF TERMINATION OF SERVICE OTHER THAN FOR CAUSE, DEATH OR DISABILITY.

        Except as otherwise provided in a Participant's Agreement, in the event of a termination of service for any reason (whether as an Employee, director or Consultant), other than termination for Cause, death or Disability for which there are special rules in Paragraphs 20, 21, and 22 below, before all forfeiture provisions or Company rights of repurchase shall have lapsed, then the Company shall have the right to cancel or repurchase that number of Shares subject to a Stock Grant or Stock-Based Award as to which the Company's forfeiture or repurchase rights have not lapsed.

        20.    EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF TERMINATION OF SERVICE FOR CAUSE.

        Except as otherwise provided in a Participant's Agreement, the following rules apply if the Participant's service (whether as an Employee, director or Consultant) with the Company or an Affiliate is terminated for Cause:

          (a)   All Shares subject to any Stock Grant or Stock-Based Award that remain subject to forfeiture provisions or as to which the Company shall have a repurchase right shall be immediately forfeited to the Company as of the time the Participant is notified his or her service is terminated for Cause.

          (b)   Cause is not limited to events which have occurred prior to a Participant's termination of service, nor is it necessary that the Administrator's finding of Cause occur prior to termination. If the Administrator determines, subsequent to a Participant's termination of service, that either prior or subsequent to the Participant's termination the Participant engaged in conduct which would constitute Cause, then all Shares subject to any Stock Grant or Stock-Based Award that remained subject to forfeiture provisions or as to which the Company had a repurchase right on the date of termination shall be immediately forfeited to the Company.

        21.    EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF TERMINATION OF SERVICE FOR DISABILITY.

        Except as otherwise provided in a Participant's Agreement, the following rules apply if a Participant ceases to be an Employee, director or Consultant of the Company or of an Affiliate by reason of Disability: to the extent the forfeiture provisions or the Company's rights of repurchase have not lapsed on the date of Disability, they shall be exercisable; provided, however, that in the event such forfeiture provisions or rights of repurchase lapse periodically, such provisions or rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant or Stock-Based Award through the date of Disability as would have lapsed had the Participant not become Disabled. The proration shall be based upon the number of days accrued prior to the date of Disability.

        The Administrator shall make the determination both as to whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

        22.    EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

        Except as otherwise provided in a Participant's Agreement, the following rules apply in the event of the death of a Participant while the Participant is an Employee, director or Consultant of the Company or of an Affiliate: to the extent the forfeiture provisions or the Company's rights of repurchase have not lapsed on the date of death, they shall be exercisable; provided, however, that in the event such forfeiture provisions or rights of repurchase lapse periodically, such provisions or rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant or Stock-Based Award through the date of death as would have lapsed had the Participant not died. The proration shall be based upon the number of days accrued prior to the Participant's date of death.

        23.    PURCHASE FOR INVESTMENT.

        Unless the offering and sale of the Shares shall have been effectively registered under the Securities Act, the Company shall be under no obligation to issue Shares under the Plan unless and until the following conditions have been fulfilled:

          (a)   The person who receives a Stock Right shall warrant to the Company, prior to the receipt of Shares, that such person is acquiring such Shares for his or her own account, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person acquiring such Shares shall be bound by the provisions of the following legend (or a legend in substantially similar form) which shall be endorsed upon the certificate evidencing the Shares issued pursuant to such exercise or such grant of a Stock Right:

            "The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws."

          (b)   At the discretion of the Administrator, the Company shall have received an opinion of its counsel that the Shares may be issued in compliance with the Securities Act without registration thereunder.

        24.    DISSOLUTION OR LIQUIDATION OF THE COMPANY.

        Upon the dissolution or liquidation of the Company, all Options granted under this Plan which as of such date shall not have been exercised and all Stock Grants and Stock-Based Awards which have not been accepted, to the extent required under the applicable Agreement, will terminate and become null and void; provided, however, that if the rights of a Participant or a Participant's Survivors have not otherwise terminated and expired, the Participant or the Participant's Survivors will have the right immediately prior to such dissolution or liquidation to exercise or accept any Stock Right to the extent that the Stock Right is exercisable or subject to acceptance as of the date immediately prior to such dissolution or liquidation. Upon the dissolution or liquidation of the Company, any outstanding Stock-Based Awards shall immediately terminate unless otherwise determined by the Administrator or specifically provided in the applicable Agreement.

        25.    ADJUSTMENTS.

        Upon the occurrence of any of the following events, a Participant's rights with respect to any Stock Right granted to him or her hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in a Participant's Agreement.

        (a)    Stock Dividends and Stock Splits.    If (i) the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock, each Stock Right and the number of shares of Common Stock deliverable thereunder shall be increased or decreased proportionately, and appropriate adjustments shall be made, including in the exercise or purchase price per share and in the Performance Goals applicable to outstanding Performance-Based Awards to reflect such events. The number of Shares subject to the limitations in Paragraph 3(a) and 4(c) shall also be proportionately adjusted upon the occurrence of such events.

        (b)    Corporate Transactions.    In the case of a Corporate Transaction, the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to outstanding Options, either: (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the Shares then subject to such Options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that such Options must be exercised (either (A) to the extent then exercisable or (B) at the discretion of the Administrator, any such Options being made partially or fully exercisable for purposes of this Paragraph 25(b)), within a specified number of days of the date of such notice, at the end of which period such Options which have not been exercised shall terminate; or (iii) terminate such Options in exchange for payment of an amount equal to the consideration payable upon consummation of such Corporate Transaction to a holder of the number of shares of Common Stock into which such Option would have been exercisable (either (A) to the extent then exercisable or, (B) at the discretion of the Administrator, any such Options being made partially or fully exercisable for purposes of this Subparagraph) less the aggregate exercise price thereof. For purposes of determining the payments to be made pursuant to Subclause (iii) above, in the case of a Corporate Transaction the consideration for which, in whole or in part, is other than cash, the consideration other than cash shall be valued at the fair value thereof as determined in good faith by the Board of Directors.

        Notwithstanding the foregoing, in the event the Corporate Transaction also constitutes a Change of Control, then all Options outstanding on the date of the Corporate Transaction shall vest in full immediately prior to the occurrence of the Change of Control, unless such Options are to be assumed by the acquiring or surviving entity in the Corporate Transaction, in which case they shall retain their original vesting schedule.

        With respect to outstanding Stock Grants, the Administrator or the Successor Board, shall make appropriate provision for the continuation of such Stock Grants on the same terms and conditions by substituting on an equitable basis for the Shares then subject to such Stock Grants either the consideration payable with respect to the outstanding Shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity. In lieu of the foregoing, in connection with any Corporate Transaction, the Administrator may provide that, upon consummation of the Corporate Transaction, each outstanding Stock Grant shall be terminated in exchange for payment of an amount equal to the consideration payable upon consummation of such Corporate Transaction to a holder of the number of shares of Common Stock comprising such Stock Grant (to the extent such Stock Grant is no longer subject to any forfeiture or repurchase rights then in effect or, at the discretion of the Administrator, all forfeiture and repurchase rights being waived upon such Corporate Transaction).

        In taking any of the actions permitted under this Paragraph 25(b), the Administrator shall not be obligated by the Plan to treat all Stock Rights, all Stock Rights held by a Participant, or all Stock Rights of the same type, identically.

        (c)    Recapitalization or Reorganization.    In the event of a recapitalization or reorganization of the Company other than a Corporate Transaction pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising an Option or accepting a Stock Grant after the recapitalization or reorganization shall be entitled to receive for the price paid upon such exercise or acceptance if any, the number of replacement securities which would have been received if such Option had been exercised or Stock Grant accepted prior to such recapitalization or reorganization.

        (d)    Adjustments to Stock-Based Awards.    Upon the happening of any of the events described in Subparagraphs (a), (b) or (c) above, any outstanding Stock-Based Award shall be appropriately adjusted to reflect the events described in such Subparagraphs. The Administrator or the Successor Board shall determine the specific adjustments to be made under this Paragraph 25, including, but not limited to, the effect of any Corporate Transaction and Change of Control, and subject to Paragraph 4, its determination shall be conclusive.

        (e)    Modification of Options.    Notwithstanding the foregoing, any adjustments made pursuant to Subparagraph (a), (b) or (c) above with respect to Options shall be made only after the Administrator determines whether such adjustments would (i) constitute a "modification" of any ISOs (as that term is defined in Section 424(h) of the Code) or (ii) cause any adverse tax consequences for the holders of Options, including, but not limited to, pursuant to Section 409A of the Code. If the Administrator determines that such adjustments made with respect to Options would constitute a modification or other adverse tax consequence, it may in its discretion refrain from making such adjustments, unless the holder of an Option specifically agrees in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such "modification" on his or her income tax treatment with respect to the Option. This paragraph shall not apply to the acceleration of the vesting of any ISO that would cause any portion of the ISO to violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 6(b)(iv).

        26.    ISSUANCES OF SECURITIES.

        Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Stock Rights. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company prior to any issuance of Shares pursuant to a Stock Right.

        27.    FRACTIONAL SHARES.

        No fractional shares shall be issued under the Plan and the person exercising a Stock Right shall receive from the Company cash in lieu of such fractional shares equal to the Fair Market Value thereof.

        28.    CONVERSION OF ISOs INTO NON-QUALIFIED OPTIONS; TERMINATION OF ISOs.

        The Administrator, at the written request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant's ISOs (or any portions thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Participant is an Employee of the Company or an Affiliate at the time of such conversion. At the time of such conversion, the Administrator (with the consent of the Participant) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Administrator in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participant's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Administrator takes appropriate action. The Administrator, with the consent of the Participant, may also terminate any portion of any ISO that has not been exercised at the time of such conversion.

        29.    WITHHOLDING.

        In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act ("F.I.C.A.") withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant's salary, wages or other remuneration in connection with the issuance of a Stock Right or Shares under the Plan or for any other reason required by law, the Company may withhold from the Participant's compensation, if any, or may require that the Participant advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the statutory minimum amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company's Common Stock or a promissory note, is authorized by the Administrator (and permitted by law). For purposes hereof, the fair market value of the shares withheld for purposes of payroll withholding shall be determined in the manner set forth under the definition of Fair Market Value provided in Paragraph 1 above, as of the most recent practicable date prior to the date of exercise. If the Fair Market Value of the shares withheld is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Company or the Affiliate employer. The Administrator in its discretion may condition the exercise of an Option for less than the then Fair Market Value on the Participant's payment of such additional withholding.

        30.    NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.

        Each Employee who receives an ISO must agree to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any Shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is defined in Section 424(c) of the Code and includes any disposition (including any sale or gift) of such Shares before the later of (a) two years after the date the Employee was granted the ISO, or (b) one year after the date the Employee acquired Shares by exercising the ISO, except as otherwise provided in Section 424(c) of the Code. If the Employee has died before such Shares are sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

        31.    TERMINATION OF THE PLAN.

        The Plan will terminate on April 6, 2028, the date which is ten years from the earlier of the date of its adoption by the Board of Directors and the date of its approval by the stockholders of the

Company. The Plan may be terminated at an earlier date by vote of the stockholders or the Board of Directors of the Company; provided, however, that any such earlier termination shall not affect any Agreements executed prior to the effective date of such termination. Termination of the Plan shall not affect any Stock Rights theretofore granted.

        32.    AMENDMENT OF THE PLAN AND AGREEMENTS.

        The Plan may be amended by the stockholders of the Company. The Plan may also be amended by the Administrator; provided that any amendment approved by the Administrator which the Administrator determines is of a scope that requires stockholder approval shall be subject to obtaining such stockholder approval including, without limitation, to the extent necessary to qualify any or all outstanding Stock Rights granted under the Plan or Stock Rights to be granted under the Plan for favorable federal income tax treatment as may be afforded incentive stock options under Section 422 of the Code and to the extent necessary to qualify the Shares issuable under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers. Other than as set forth in Paragraph 25 of the Plan, the Administrator may not without stockholder approval reduce the exercise price of an Option or cancel any outstanding Option in exchange for a replacement option having a lower exercise price, any Stock Grant, any other Stock-Based Award or for cash. In addition, the Administrator not take any other action that is considered a direct or indirect "repricing" for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Shares are listed, including any other action that is treated as a repricing under generally accepted accounting principles. Any modification or amendment of the Plan shall not, without the consent of a Participant, adversely affect his or her rights under a Stock Right previously granted to him or her, unless such amendment is required by applicable law or necessary to preserve the economic value of such Stock Right. With the consent of the Participant affected, the Administrator may amend outstanding Agreements in a manner which may be adverse to the Participant but which is not inconsistent with the Plan. In the discretion of the Administrator, outstanding Agreements may be amended by the Administrator in a manner which is not adverse to the Participant. Nothing in this Paragraph 32 shall limit the Administrator's authority to take any action permitted pursuant to Paragraph 25.

        33.    EMPLOYMENT OR OTHER RELATIONSHIP.

        Nothing in this Plan or any Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a Participant, nor to prevent a Participant from terminating his or her own employment, consultancy or director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.

        34.    SECTION 409A.

        If a Participant is a "specified employee" as defined in Section 409A of the Code (and as applied according to procedures of the Company and its Affiliates) as of his separation from service, to the extent any payment under this Plan or pursuant to the grant of a Stock-Based Award constitutes deferred compensation (after taking into account any applicable exemptions from Section 409A of the Code), and to the extent required by Section 409A of the Code, no payments due under this Plan or pursuant to a Stock-Based Award may be made until the earlier of: (i) the first day of the seventh month following the Participant's separation from service, or (ii) the Participant's date of death; provided, however, that any payments delayed during this six-month period shall be paid in the aggregate in a lump sum, without interest, on the first day of the seventh month following the Participant's separation from service.

        The Administrator shall administer the Plan with a view toward ensuring that Stock Rights under the Plan that are subject to Section 409A of the Code comply with the requirements thereof and that

Options under the Plan be exempt from the requirements of Section 409A of the Code, but neither the Administrator nor any member of the Board, nor the Company nor any of its Affiliates, nor any other person acting hereunder on behalf of the Company, the Administrator or the Board shall be liable to a Participant or any Survivor by reason of the acceleration of any income, or the imposition of any additional tax or penalty, with respect to a Stock Right, whether by reason of a failure to satisfy the requirements of Section 409A of the Code or otherwise.

        35.    INDEMNITY.

        Neither the Board nor the Administrator, nor any members of either, nor any employees of the Company or any parent, subsidiary, or other Affiliate, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with their responsibilities with respect to this Plan, and the Company hereby agrees to indemnify the members of the Board, the members of the Committee, and the employees of the Company and its parent or subsidiaries in respect of any claim, loss, damage, or expense (including reasonable counsel fees) arising from any such act, omission, interpretation, construction or determination to the full extent permitted by law.

        36.    CLAWBACK.

        Notwithstanding anything to the contrary contained in this Plan, the Company may recover from a Participant any compensation received from any Stock Right (whether or not settled) or cause a Participant to forfeit any Stock Right (whether or not vested) in the event that the Company's Clawback Policy as then in effect, if any, is triggered.

        37.    GOVERNING LAW.

        This Plan shall be construed and enforced in accordance with the laws of the State of Delaware.

12229_Albireo Proxy Card Front YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet - Q UICK  EASY IMMEDI ATE - 24 Hours a Day, 7 Days a Week or by Mail Your internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on June 13, 2019. ALBIREO PHARMA, INC. INTERNET/MOBILE – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.  FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED  Please mark your votes like this WITHHOLD AUTHORITY to vote for the nominees listed below FOR ALL EXCEPT as indicated to the contrary below FOR AGAINST ABSTAIN 3. To ratify the appointment of Ernst & Young LLP as Albireo’s independent registered public accounting firm for the fiscal year ending December 31, 2019. 1. To elect two Class III directors to serve three-year terms expiring in 2022: ELECTION OF DIRECTORS FOR the Nominees listed below NOMINEES: 01 David Chiswell, Ph.D. 02 Davey S. Scoon INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below: EXCEPTIONS FOR AGAINST ABSTAIN CONTROL NUMBER 2. To approve the amendment to the Albireo Pharma, Inc. 2018 Equity Incentive Plan. Signature Signature Date , 2019 Please sign exactly as the name appears on your stock certificate. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, corporation, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person. X PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

12229_Albireo Proxy Card Back Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders The 2019 Proxy Statement and the 2018 Annual Report to Stockholders are available at: http://ir.albireopharma.com/annual-meeting  FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED  ANNUAL MEETING OF STOCKHOLDERS OF ALBIREO PHARMA, INC. June 14, 2019, 8:30 a.m. ET 10 Post Office Square, Suite 502 South, Boston, Massachusetts 02109 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS THE UNDERSIGNED APPOINTS RONALD H.W. COOPER AND SIMON N.R. HARFORD AND EACH OF THEM (THE “PROXIES”), AS PROXIES OF THE UNDERSIGNED, WITH THE FULL POWER OF SUBSTITUTION, AND AUTHORIZES EACH OF THEM TO REPRESENT AND VOTE, AS DESIGNATED ON THE REVERSE HEREOF, ALL OF THE SHARES OF COMMON STOCK OF ALBIREO PHARMA, INC., HELD OF RECORD BY THE UNDERSIGNED AT THE CLOSE OF BUSINESS ON APRIL 17, 2019 AT THE ANNUAL MEETING OF STOCKHOLDERS OF ALBIREO PHARMA, INC. TO BE HELD ON JUNE 14, 2019 OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF. The Board of Directors recommends a vote FOR each of the nominees listed in Proposal 1, FOR Proposal 2 and FOR Proposal 3. This proxy, when properly executed, will be voted as specified above. THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED. THIS PROXY WILL BE VOTED AS DIRECTED OR IF NO SPECIFICATION IS MADE AND THIS PROXY IS RETURNED, THIS PROXY WILL BE VOTED IN FAVOR OF EACH OF THE NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2 AND FOR PROPOSAL 3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF. PLEASE SIGN, DATE AND MAIL THIS PROXY CARD TO THE COMPANY PROMPTLY.